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Offering Circular	Exhibit(a)(1)(i)

        OFFER OF PREMIUM UPON EXCHANGE OF ANY AND ALL
OF ITS OUTSTANDING 5.00% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2010
(CUSIP Nos. 75952B AC 9 and 75952B AD 7)

        THE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 20, 2006, UNLESS EXTENDED OR EARLIER TERMINATED BY US (SUCH DATE AND TIME, AS EXTENDED OR EARLIER TERMINATED, THE "EXPIRATION DATE"). YOU MAY WITHDRAW NOTES TENDERED IN THE OFFER AT ANY TIME PRIOR TO THE EXPIRATION DATE.

        Reliant Energy, Inc. ("the Company," "we," "our" or "us") hereby offers to pay a cash premium of $150.00 (the "Additional Exchange Consideration"), which includes accrued and unpaid interest up to, but not including, the exchange date, for each $1,000 principal amount of our 5.00% Convertible Senior Subordinated Notes due 2010 (the "Notes") that is validly tendered for exchange into shares of our common stock, par value $.001 per share, pursuant to the terms of the Notes during the period from the date of this offering circular (this "Offering Circular") through 12:00 midnight, New York City time, on December 20, 2006, unless extended or earlier terminated by us (the "Special Exchange Period"), upon the terms and subject to the conditions described in this Offering Circular and the Letter of Transmittal (the "Letter of Transmittal") (which together, as they may be amended and supplemented from time to time, constitute the "Offer").

        The Notes are currently convertible into shares of our common stock at a conversion rate of 104.8108 shares per $1,000 principal amount of Notes, or a conversion price of approximately $9.54 per share of our common stock. A Note holder who elects to tender Notes for exchange during the Special Exchange Period will receive 104.8108 shares of our common stock and the Additional Exchange Consideration per $1,000 principal amount of Notes tendered, which includes accrued and unpaid interest up to, but not including, the exchange date. We will not issue fractional shares upon exchange. Instead, we will pay cash for such fractional shares based on the market price of our common stock at the close of business on the exchange date. The exchange date is expected to be the second business day after the Expiration Date. After the Special Exchange Period, a Note holder who has not tendered its Notes in exchange for our common stock will not be entitled to the Additional Exchange Consideration.

        The Offer is not conditioned upon any minimum principal amount of Notes being tendered. The Offer is, however, subject to certain other conditions, including the Price Conditions (as defined herein). See "The Offer—Conditions to the Offer." If the Offer is withdrawn or otherwise not completed, then the Offer will not be effected with respect to Note holders who have validly tendered their Notes pursuant to the Offer.

        Our common stock is listed and traded on the New York Stock Exchange ("NYSE") under the symbol "RRI." On November 21, 2006, the last reported sale price of our common stock on the NYSE was $13.44 per share. As of the date of this Offering Circular, $275 million principal amount of Notes remain outstanding.

        See "Risk Factors" beginning on page 10 for a discussion of various factors you should consider in connection with the Offer.

        NEITHER WE, OUR BOARD OF DIRECTORS NOR ANY OF OUR ADVISORS OR AGENTS IS MAKING ANY RECOMMENDATION REGARDING WHETHER OR NOT YOU SHOULD TENDER NOTES IN THE OFFER. ACCORDINGLY, YOU MUST MAKE YOUR OWN INDEPENDENT DETERMINATION AS TO WHETHER OR NOT YOU WISH TO TENDER YOUR NOTES.

        Neither this transaction nor the securities to be issued upon exchange of the Notes has been approved or disapproved by the Securities and Exchange Commission (the "SEC") or any state securities commission. Neither the SEC nor any state securities commission has passed upon the fairness or merits of this transaction or upon the accuracy or adequacy of the information contained in this Offering Circular. Any representation to the contrary is a criminal offense.

November 22, 2006

IMPORTANT INFORMATION

        Any beneficial owner or holder desiring to tender Notes should either (i) in the case of a beneficial owner who holds an interest in Notes in book-entry form, request such beneficial owner's broker, dealer, commercial bank, trust company or other nominee to effect the transaction on behalf of such beneficial owner, and to transmit an Agent's Message in connection with tenders made through ATOP (as defined below) or (ii) in the case of a holder who holds physical certificates evidencing such Notes, complete and sign the Letter of Transmittal (or a manually signed facsimile thereof) in accordance with the instructions in the Letter of Transmittal, have the signature thereon guaranteed (if required by Instruction 4 of the Letter of Transmittal) and send or deliver such manually signed Letter of Transmittal (or such manually signed facsimile thereof), together with certificates evidencing such Notes being tendered and any other required documents to Wilmington Trust Company, as Exchange Agent (the "Exchange Agent"), at its address set forth on the back cover of this Offering Circular. See "The Offer—Procedures for Tendering Notes in the Offer." Notes may only be tendered in denominations of $1,000 principal amount and integral multiples thereof.

        The Depository Trust Company ("DTC") participants that hold Notes on behalf of beneficial owners of Notes through DTC can tender their Notes through the DTC Automated Tender Offers Program ("ATOP"). To effect such a tender, DTC participants should transmit their acceptance through ATOP and follow the procedure for book-entry transfer set forth in "The Offer—Procedures for Tendering Notes in the Offer." A beneficial owner of Notes that are held of record by a broker, dealer, commercial bank, trust company or other nominee must instruct such broker, dealer, commercial bank, trust company or other nominee to tender the Notes on the beneficial owner's behalf should such beneficial owner wish to participate in the Offer. See "The Offer—Procedures for Tendering Notes in the Offer."

        Tenders of Notes may be withdrawn at any time prior to the Expiration Date but not thereafter. For a withdrawal of a tendered Note to be valid, such withdrawal must comply with the procedures set forth in "The Offer—Withdrawal of Tenders." If the Company makes a material change in the terms of the Offer or the information concerning the Offer or waives a material condition of the Offer, the Company will disseminate additional Offer materials and extend the Offer to the extent required by law. In addition, the Company may, if it deems appropriate, extend the Offer for any other reason.

        Questions regarding the procedures for tendering of Notes should be directed to the Exchange Agent. Requests for additional information regarding the Offer or for additional copies of this Offering Circular, the Letter of Transmittal or related documents should be directed to Global Bondholder Services Corporation, which is acting as our information agent (the "Information Agent"), at one of its telephone numbers set forth on the back cover of this Offering Circular. You may also contact Banc of America Securities LLC, our financial advisor (the "Financial Advisor"), at its telephone number set forth in "Summary—Summary of the Offer" or your broker, dealer, or other similar nominee for assistance concerning the terms of the Offer.

        None of us, the trustee for the Notes, the Information Agent, the Exchange Agent or the Financial Advisor makes any recommendation to you as to whether or not you should tender your Notes under the Offer.

        The Offer does not constitute an offer to purchase or a solicitation of an offer to buy our securities in any jurisdiction where it is unlawful to make such an offer or solicitation.

        The Offer is being made in reliance upon an exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the "Securities Act"), and applicable exemptions under state securities laws.

        We will not pay any commission or other remuneration to any broker, dealer, salesman or other person to solicit the exchange of any and all of the Notes. No one has been authorized to give any information or to make any representations with respect to the matters described in this Offering Circular, other than those contained in this Offering Circular. If given or made, such information or representation may not be relied upon as having been authorized by the Company.

        This Offering Circular is submitted to holders of our Notes for informational use solely in connection with their consideration of the Offer described in this Offering Circular. Its use for any other purpose is not authorized. This Offering Circular may not be copied or reproduced in whole or in part nor may it be distributed or any of its contents be disclosed to anyone other than the holder of our Notes to whom it is submitted.

        This Offering Circular summarizes various documents and other information, copies of which will be made available to you upon request, as indicated under "Where You Can Find Additional Information." Those summaries are qualified in their entirety by reference to the documents and information to which they relate. In making an investment decision, holders of Notes must rely on their own independent examination of the terms and conditions of the Offer, including the merits and risks involved. The information contained in this Offering Circular is as of the date hereof and neither the delivery of this Offering Circular nor the consummation of the Offer shall create any implication that the information contained herein is accurate or complete as of any date other than the date hereof. No representation is made to any offeree regarding the legality of an investment in our common stock by the offeree under any applicable laws or regulations. The contents of this Offering Circular are not to be construed as legal, business or tax advice. Holders of Notes should consult their own attorney, business advisor and tax advisor for legal, business or tax advice with respect to the Offer or an investment in our common stock.

        THIS OFFERING CIRCULAR AND THE ACCOMPANYING LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION THAT YOU SHOULD READ BEFORE YOU MAKE ANY INVESTMENT DECISION WITH RESPECT TO THE OFFER.

TABLE OF CONTENTS

Forward-Looking and Cautionary Statements
Summary
Summary of the Offer
Questions and Answers About the Offer
Risk Factors
The Offer
Use of Proceeds
Capitalization
Price Range of Common Stock
Dividend Policy
Ratio of Earnings to Fixed Charges
Selected Historical and Pro Forma Financial Information and Other Data
Description of Capital Stock
Certain United States Federal Income Tax Considerations
Interest of Directors and Executive Officers of Reliant Energy
Financial Advisor, Information Agent and Exchange Agent
Miscellaneous
Fees and Expenses
Where You Can Find Additional Information

        In this Offering Circular, we frequently use the terms "the Company," "we," "us," "our" and "our Company" to refer to Reliant Energy, Inc. and our operating companies as a combined entity, except when used in reference to obligations under the Notes or the Offer, in which case such terms refer only to Reliant Energy, Inc.

        This Offering Circular incorporates important business and financial information about the Company from documents that we file with the SEC. This information is available at the internet web site the SEC maintains at http://www.sec.gov, as well as from other sources. See "Where You Can Find Additional Information." You may also request copies of these documents, without charge, by writing or calling us or our Information Agent at:

Company:	Information Agent:
Reliant Energy, Inc. 1000 Main Street Houston, Texas 77002 (713) 497-3000 Attn: Michael L. Jines, Esq. Senior Vice President, General Counsel and Corporate Secretary	Global Bondholder Services Corporation 65 Broadway—Suite 704 New York, New York 10006 Attn: Corporate Actions Banks and Brokers call: (212) 430-3774 Toll-free: (866) 804-2200

v

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

        We caution you that this Offering Circular and the documents incorporated by reference in this Offering Circular include forward-looking statements about our financial condition, results of operations and business. When used in this Offering Circular and in the documents incorporated by reference in this Offering Circular, these forward-looking statements are generally identified by the words or phrases "would be," "will allow," "expects to," "will continue," "is anticipated," "estimate," "project," "will result" or similar expressions.

        While we provide forward-looking statements to assist in the understanding of our anticipated future financial performance, we caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date that we make them. Forward-looking statements are subject to significant risks and uncertainties, many of which are beyond our control. It is routine for our internal projections and expectations to change, and therefore it should be clearly understood that the internal projections, beliefs and assumptions upon which we base our expectations may change prior to the end of each quarter or the year. Although these expectations may change, we may not inform you if they do. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Actual results may differ materially from those contained in or implied by these forward-looking statements for a variety of reasons.

        We have included risk factors and uncertainties that might cause differences between anticipated and actual future results in the "Risk Factors" section of this Offering Circular. We have attempted to identify, in context, some of the factors that we currently believe may cause actual future experience and results to differ from our current expectations regarding the relevant matter or subject area. The operation and results of our business, financial condition and operations also may be subject to the effects of other risks and uncertainties, including, but not limited to:

  •
  The market for our common stock historically has experienced significant price and volume fluctuations, which may make it difficult for you to resell the shares of common stock into which the Notes are exchangeable.

  •
  Securities we issue to fund our operations could dilute your ownership.

  •
  Provisions of the Delaware General Corporation Law and our organizational documents may discourage an acquisition of us.

  •
  Future sales of our common stock on the public market could lower the stock price.

  •
  The financial results of our wholesale and retail energy segments are subject to market risks.

  •
  The wholesale and retail electricity markets in which we operate are relatively immature markets that are characterized by elements of both deregulated and regulated markets.

  •
  Our operations are subject to extensive regulations, which could adversely affect the cost, manner or feasibility of conducting our business.

  •
  Any disruption in the facilities and systems that we rely on, but do not own or control, for our fuel supply could have an adverse effect on our business.

  •
  Our business operations expose us to the risk of loss if third parties fail to perform their contractual obligations.

  •
  Our costs of compliance with environmental laws regarding our substantial coal- and oil-fired generation portfolio are significant and can affect our future financial results.

  •
  Significant events beyond our control, such as hurricanes and other weather-related problems or acts of terrorism, could have a material adverse effect on our businesses.

  •
  Initiatives undertaken by the Public Utility Commission of Texas (the "PUCT") may negatively impact the wholesale cost of power.

  •
  The financial performance of our Texas retail electric operations depends on the amount of gross margin, or headroom, available in our rates.

  •
  The declines we have experienced in our Houston retail gross margins may continue or accelerate.

  •
  We may lose further market share in the Houston retail electricity market, which is a significant contributor of income to our consolidated results.

  •
  Our ability to set rates at market prices in Texas may be constrained by new legislative or regulatory restrictions.

  •
  Although we have taken steps to achieve greater financial flexibility, there is no assurance that we will be successful in achieving this goal.

  •
  Because of our debt levels and the capital-intensive nature of our business, we are vulnerable to reductions in our cash flows or liquidity.

  •
  Our hedging and other risk management activities may not work as planned.

  •
  Changes in the wholesale energy market or sales of generation assets could result in impairments.

  •
  Any interruptions in our outsourcing arrangements could significantly disrupt our business operations.

  •
  If we acquire or develop additional generation assets, or dispose of existing generation assets, we may incur additional costs and risks.

SUMMARY

        This summary contains basic information about us and the Offer. Because it is a summary, it does not contain all of the information that you should consider before making an investment decision. In particular, we incorporate important business and financial information in this Offering Circular by reference. You should read this entire Offering Circular carefully, including the section entitled "Risk Factors," our financial statements and the notes thereto incorporated by reference to our annual report and quarterly reports, and the other documents we refer to and incorporate by reference in this Offering Circular for a more complete understanding of us and the Offer before making an investment decision.

Reliant Energy, Inc.

Overview

        We provide electricity and energy services to retail and wholesale customers through two (2) business segments.

  •
  Retail energy—provides electricity and energy services to approximately 1.9 million retail electricity customers in Texas, including residential and small business customers and commercial, industrial and governmental/institutional customers. We also serve commercial, industrial and governmental/ institutional customers in the PJM Market, which is primarily Maryland, New Jersey and Pennsylvania.

  •
  Wholesale energy—provides electricity and energy services in the competitive wholesale energy markets in the United States. We own and operate power plants or contract for power generation capacity. As of September 30, 2006, we had approximately 16,000 megawatts of owned or leased generation capacity in operation.

        Key earnings drivers for our retail energy segment include the margin received from sales to our retail customers and the volume of electricity sold to these customers. Key earnings drivers for the wholesale energy segment include:

  •
  the number of hours our generation is economic to operate;

  •
  the commercial capacity factor of our power plants;

  •
  unit margins received from our power plants;

  •
  other margins received from, among other things, capacity payments and ancillary services; and

  •
  the settlement of our historical hedges relative to current market prices.

        For further information regarding our business and operations we refer you to the section of our Annual Report on our Form 10-K for the year ended December 31, 2005, entitled "Business," which is incorporated by reference in this Offering Circular. See "Where You Can Find Additional Information."

*            *            *

        Our principal executive offices are located at 1000 Main Street, Houston, Texas 77002 and our telephone number is (713) 497-3000.

SUMMARY OF THE OFFER

        The material terms of the Offer are summarized below. In addition, we urge you to read the detailed descriptions in the sections of this Offering Circular entitled "The Offer" and "Description of Capital Stock."

Offeror	Reliant Energy, Inc.
Securities Subject to the Offer
Any and all of our outstanding 5.00% Convertible Senior Subordinated Notes due 2010 (CUSIP Nos. 75952B AC 9 and 75952B AD 7). As of the date of this Offering Circular, $275 million principal amount of Notes remain outstanding.
Offer of Premium
We are offering to pay a cash premium, which includes accrued and unpaid interest up to, but not including, the exchange date, if holders of outstanding Notes tender their Notes in exchange for shares of our common stock, pursuant to the terms of the Notes and upon the terms and subject to the conditions described in this Offering Circular and the Letter of Transmittal. The Notes currently are convertible at a rate of 104.8108 shares of our common stock for each $1,000 principal amount of Notes, which is equivalent to a conversion price of approximately $9.54 per share of our common stock.

Holders who validly tender and do not validly withdraw Notes for exchange prior to the Expiration Date will be entitled to receive for each $1,000 principal amount of Notes (1) 104.8108 shares of our common stock that would be issuable upon conversion of the Notes in accordance with the terms of the Notes and (2) $150.00 in cash, which includes accrued and unpaid interest up to, but not including, the exchange date. See "The Offer—Terms of the Offer."

We will not issue fractional shares upon exchange. Instead, we will pay cash for such fractional shares based on the market price of our common stock at the close of business on the exchange date. See "The Offer—Fractional Shares."
Purpose of the Offer
The purpose of the Offer is to exchange any and all of the Notes that currently remain outstanding, which are currently convertible into shares of our common stock. The exchange of the remaining Notes pursuant to the Offer will result in further improvements in our credit profile by reducing our outstanding debt and interest expense. See "The Offer—Background and Purpose."
Use of Proceeds	We will not receive any proceeds from the Offer.

Expiration Date
The Offer will expire at 12:00 midnight, New York City time, on December 20, 2006, unless extended or earlier terminated by us. If we extend, terminate or amend the Offer, we will notify the Exchange Agent by oral, followed by written, notice and will issue a press release or other public announcement regarding the extension, termination or amendment by 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. See "The Offer—Expiration Dates; Extensions; Waiver; Termination; Amendment."
Conditions to the Offer
The Offer is not conditioned upon any minimum principal amount of Notes being tendered. The Offer is, however, subject to certain other conditions that must be satisfied, including the Price Conditions, by the Expiration Date or waived by us and we reserve the right to terminate the Offer in our reasonable discretion and not accept any Notes validly tendered in exchange pursuant to the Offer. See "The Offer—Conditions to the Offer."
Common Stock to be Received Upon Exchange of Notes
Our common stock is listed and traded on the NYSE under the symbol "RRI." On November 21, 2006, the last reported sale price of our common stock on the NYSE was $13.44 per share. For more information regarding our common stock see "Price Range of Common Stock," "Dividend Policy" and "Description of Capital Stock." The Offer is being made in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act and exemptions under state securities laws, and has not been registered with the SEC. Whether the shares of common stock you receive pursuant to the Offer will be freely tradable will depend on several factors, including (i) when and how you acquired the Notes, (ii) the length of time you have held the Notes and (iii) whether you are or were at any time an affiliate of the Company. See "The Offer—Transferability of Common Stock Received."
Withdrawal Rights	You may withdraw previously tendered Notes at any time on or before the Expiration Date. See "The Offer—Withdrawal of Tenders."
Termination of the Offer
We expressly reserve the right to terminate the Offer, in our reasonable discretion, at any time prior to the completion of the Offer. Holders of the Notes that are not tendered will continue to have the same rights under the Notes as they are entitled to today. See "The Offer—Expiration Dates; Extensions; Waiver; Termination; Amendment."

United States Federal Income Tax Consequences
You will not recognize any loss upon the exchange but should recognize income or gain on the exchange in an amount equal to the lesser of (i) the excess, if any, of the amount of cash and fair market value of the common stock received over your adjusted tax basis in the Notes surrendered for exchange and (ii) the amount of cash received. See "Certain United States Federal Income Tax Considerations." The tax consequences you may experience as a result of participating in the Offer will depend on your individual situation. You should consult your tax advisor for a full understanding of these tax consequences.
Information Agent
Global Bondholder Services Corporation is the Information Agent for the Offer. Its address and telephone numbers are set forth on the back cover of this Offering Circular. See "Financial Advisor, Information Agent and Exchange Agent."
Exchange Agent
Wilmington Trust Company is the Exchange Agent for the Offer. Its address and telephone number are set forth on the back cover of this Offering Circular. See "Financial Advisor, Information Agent and Exchange Agent."
Financial Advisor
Banc of America Securities LLC is acting as our Financial Advisor for the Offer and may be reached at (800) 654-1616 (toll-free) with any questions concerning the terms of the Offer. See "Financial Advisor, Information Agent and Exchange Agent."
Further Information
If you have questions regarding the terms of the Offer, please contact the Information Agent. If you have questions regarding the procedures for tendering the Notes or for assistance in tendering your Notes, please contact the Exchange Agent. The contact information for the Information Agent and the Exchange Agent is set forth on the back cover of this Offering Circular. See "Where You Can Find Additional Information."

QUESTIONS AND ANSWERS ABOUT THE OFFER

        We are offering to pay a cash premium of $150.00, which includes accrued and unpaid interest up to, but not including, the exchange date, for each $1,000 principal amount of Notes that is tendered in exchange into shares of our common stock pursuant to the terms of the Notes and upon the terms and subject to the conditions set forth in this Offering Circular and the related Letter of Transmittal. As of the date of this Offering Circular, $275 million principal amount of Notes remain outstanding.

        The following question-and-answer format discusses many of the questions you may have as a holder of the Notes. This presentation may not contain all of the information that you will need to make a decision regarding whether or not to tender your Notes for exchange pursuant to the Offer. We encourage you to carefully read this Offering Circular and the documents incorporated by reference in their entirety, including the matters discussed under "Risk Factors."

Q:
Who is making the Offer?

A.
Reliant Energy, Inc. is making the Offer. Our principal executive offices are located at 1000 Main Street, Houston, Texas 77002 and our telephone number is (713) 497-3000. For further information concerning the Company, we refer you to our Form 10-K for the year ended December 31, 2005 (the "2005 Form 10-K"). See "Where You Can Find Additional Information."

Q:
What is the Company seeking to accomplish in the Offer and what consideration is the Company offering in the Offer?

A.
We are seeking to exchange any and all of the Notes that remain outstanding. We are offering to pay a cash premium of $150.00, which includes accrued and unpaid interest up to, but not including, the exchange date, for each $1,000 principal amount of our Notes that is tendered in the exchange upon the terms and subject to the conditions set forth in this Offering Circular and the related Letter of Transmittal. We will not issue fractional shares upon exchange. Instead, we will pay cash for such fractional shares based on the market price of our common stock at the close of business on the exchange date. See "The Offer."

  Any shares of our common stock issued as a result of the Offer would be in addition to our 308,712,262 million shares that were outstanding as of November 20, 2006. If all of our outstanding Notes are tendered in exchange pursuant to the Offer, we will have approximately 337,535,232 million shares of common stock outstanding. See "Capitalization."

Q:
Will I receive accrued and unpaid interest on the Notes?

A.
Yes. We will pay in cash, as part of the Additional Exchange Consideration, accrued and unpaid interest on the Notes exchanged pursuant to the Offer up to, but not including, the exchange date, which is expected to be the second business day after the Expiration Date. See "The Offer—Terms of the Offer."

Q:
What will happen to my Notes if I do not participate in the Offer?

A.
If you do not tender your Notes pursuant to the Offer, then they will remain outstanding. Holders of Notes that are not tendered will continue to have the same rights under the Notes as they are entitled to today. The exchange of a significant percentage of the Notes will reduce the aggregate number of Notes outstanding. As a result, the liquidity of the trading market for the Notes, if any, after the completion of the Offer may be substantially reduced and the Notes may trade at a discount to the price at which they would trade if the Offer were not consummated. See "The Offer—Effects of the Offer."

Q:
What factors should I consider in deciding whether to exchange my Notes?

A.
In deciding whether to participate in the Offer, you should carefully consider the discussion of risks, uncertainties and factors described in this Offering Circular, including the section of this Offering Circular entitled "Risk Factors," and the 2005 Form 10-K (except for the financial statements of our subsidiaries included pursuant to Item 3-16 of Regulation S-X), and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 and any additional documents that are incorporated by reference into this Offering Circular. See "Where You Can Find Additional Information." In addition, you should carefully consider the terms of the Notes and the terms of the Offer.

Q:
Will I give up any legal rights by tendering my Notes?

A.
Yes. Since the consideration we are offering in the Offer is common stock and cash, you will be giving up all your rights as a debt holder and will cease to be a creditor of the Company. Furthermore, the common stock you receive will not provide you with the same seniority of claims against us or a degree of protection that holders of debt claims, such as the Notes, are entitled.

Q:
What effect will the Offer have on the trading market of the Notes that are not exchanged?

A.
There is currently a limited trading market for the Notes. To the extent that the Notes are tendered and accepted pursuant to the Offer, the trading market for the remaining Notes will be even more limited or may cease altogether. A debt security with a smaller outstanding aggregate principal amount or "float" may command a lower price than would a comparable debt security with a larger float. Therefore, the market price for the unexchanged Notes may be adversely affected to the extent that the principal amount of the Notes tendered in the Offer reduces the float. The reduced float may also make the trading prices of the Notes more volatile.

Q:
Will the common stock issued upon exchange of the Notes be listed for trading?

A.
Yes, the shares will be listed on the NYSE under the symbol "RRI." Generally, the shares of common stock you will receive in exchange for the Notes will be freely tradable, unless you are an affiliate of the Company, as that term is defined in the Securities Act, or you acquired your Notes from an affiliate of the Company in an unregistered transaction. See "The Offer—Transferability of Common Stock Received."

Q:
Are any Notes held by the Company's directors or officers?

A.
To our knowledge, none of our directors, officers or affiliates beneficially owns any Notes. See "Interest of Directors and Executive Officers of Reliant Energy."

Q:
Does the Company have the current authority to issue the common stock?

A.
Yes. The shares of common stock we propose to issue upon exchange of the Notes represent currently authorized shares of our common stock, which our board of directors has authorized and which may be issued without stockholder approval. Provided that the conditions described under the section of this Offering Circular entitled "The Offer—Conditions to the Offer" have been satisfied by the Expiration Date or waived by us, and unless the Offer has been terminated by us, we intend to issue shares of our common stock for validly tendered and not validly withdrawn Notes promptly following the expiration of the Offer. For more information regarding the timing of the issuance of shares of our common stock in the Offer, we refer you to the section of this Offering Circular entitled "The Offer—Acceptance of Notes for Exchange and Payment; Delivery of Common Stock."

Q:
How will the Company pay the Additional Exchange Consideration, which includes accrued and unpaid interest?

A.
We intend to pay the Additional Exchange Consideration, which includes accrued and unpaid interest, on all Notes tendered from cash on hand. Provided that the conditions described under the section of this Offering Circular entitled "The Offer—Conditions to the Offer" have been satisfied by the Expiration Date or waived by us, and unless the Offer has been terminated by us, we expect to pay the Additional Exchange Consideration, which includes accrued and unpaid interest, on validly tendered Notes on the second business day after the Expiration Date. See "The Offer—Terms of the Offer."

Q:
Are there any material conditions to the Offer?

A.
Our completion of the Offer and acceptance of the Notes validly tendered is contingent upon:

•
the absence of any determination that the Offer violates any law, rule or interpretation of the SEC staff;

•
the absence of any pending or threatened proceeding that materially impairs our ability to complete the Offer;

•
the absence of any material adverse change in the trading price of our common stock, or in the United States trading markets generally;

•
the absence of any material adverse change in our business, financial condition or operations; and

•
the Weighted Average Price (as defined herein) shall not be less than $12.00 nor more than $15.00 (the "Price Conditions").

  If any of these conditions are not satisfied by the Expiration Date or waived by us, we will not be obligated to complete the Offer and pay the Additional Exchange Consideration for any validly tendered Notes. However, even if all of these conditions are satisfied, we reserve the right to terminate the Offer in our reasonable discretion and not accept any validly tendered Notes. See "The Offer—Conditions to the Offer."

Q:
What are the federal income tax consequences of participating in the Offer?

A.
You will not recognize any loss upon the exchange but should recognize income or gain on the exchange in an amount equal to the lesser of (i) the excess, if any, of the amount of cash and fair market value of the common stock received over your adjusted tax basis in the Notes surrendered for exchange and (ii) the amount of cash received. For more information regarding the tax consequences to you as a result of participating in the Offer, we refer you to the section of this Offering Circular entitled "Certain United States Federal Income Tax Considerations." The tax consequences you may experience as a result of participating in the Offer will depend on your individual situation. You should consult your tax advisor for a full understanding of these tax consequences.

Q:
How will the Company account for the Offer?

A.
We will derecognize the carrying amount of exchanged Notes and recognize common stock and paid-in capital for the shares of common stock issued in connection with the Offer. We will reclassify from other assets to paid-in capital the unamortized debt issuance costs associated with selling the Notes in 2003. We will also recognize an expense for the Additional Exchange Consideration and the fees and costs related to the Offer. For further information, we refer you to the section of this Offering Circular entitled "The Offer—Accounting Treatment."

Q:
Is the Company's financial condition relevant to my decision to exchange my Notes pursuant to the Offer?

A.
Yes. From time to time, we are obligated to make interest, principal and other payments with respect to our outstanding debt. We currently have sufficient cash to pay the Additional Exchange Consideration, which includes accrued and unpaid interest on any and all Notes tendered in the Offer. However, if you do not tender your Notes in the Offer and do not subsequently convert them into shares of our common stock, we cannot assure you that we will be able to pay your Notes at maturity. Our financial condition is also relevant to the extent you elect to retain any shares of common stock issued to you in connection with converting your Notes in the Offer. Note holders must make their own independent assessment of the market risks associated with holding Notes or shares of our common stock.

Q:
Will the Company receive any proceeds from the Offer?

A.
No. We will not receive any proceeds from the Offer. See "Use of Proceeds."

Q:
By what date must I tender my Notes for exchange and when does the Offer expire?

A.
To participate in the Offer, you must validly tender your Notes for exchange no later than 12:00 midnight, New York City time, on December 20, 2006, unless such date is extended. For more information regarding the time period for tendering your Notes for exchange, we refer you to the section of this Offering Circular entitled "The Offer—Procedures for Tendering Notes in the Offer."

Q:
Under what circumstances may the Company extend or terminate the Offer?

A.
We can extend the Offer in our reasonable discretion, and we reserve the right to do so. During any extension of the Offer, any Notes that have been validly tendered in exchange and not validly withdrawn will remain subject to the Offer. In addition, we expressly reserve the right to terminate the Offer and not pay the Additional Exchange Consideration if any of the events described in the section of this Offering Circular entitled "The Offer—Conditions to the Offer" occurs or for any or no reason within our reasonable discretion. For more information regarding our right to extend or terminate the Offer, we refer you to the section of this Offering Circular entitled "The Offer—Expiration Dates; Extensions; Waiver; Termination; Amendment."

Q:
How will I be notified if the Offer is extended or amended?

A.
We will issue a press release or otherwise publicly announce any extension or amendment of the Offer. The release or announcement of an extension will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. For more information regarding notification of extensions or amendments of the Offer, we refer you to the section of this Offering Circular entitled "The Offer—Expiration Dates; Extensions; Waiver; Termination; Amendment."

Q:
How do I tender my Notes for exchange?

A.
If your Notes are held in the name of a broker, dealer or other nominee, the Notes may be tendered by your nominee through DTC. If your Notes are not held in the name of a broker, dealer or other nominee, you must tender your Notes, together with a completed Letter of Transmittal and any other documents required thereby, to the Exchange Agent no later than the Expiration Date. For more information regarding the procedures for tendering your Notes, we refer you to the sections of this Offering Circular entitled "Financial Advisor, Information Agent and Exchange Agent" and "The Offer—Procedures for Tendering Notes in the Offer."

Q:
When will I receive cash and the common stock in exchange for my tendered Notes?

A.
Subject to the satisfaction or waiver of all conditions to the Offer, and assuming we have not elected to terminate or amend the Offer, we will accept for exchange Notes that are validly tendered in exchange and not withdrawn prior to the Expiration Date. We expect to make payment and issue the shares of our common stock for Notes tendered for exchange pursuant to the Offer on the second business day after the Expiration Date. For more information regarding our obligation to pay cash for tendered Notes, we refer you to the section of this Offering Circular entitled "The Offer—Acceptance of Notes for Exchange and Payment; Delivery of Common Stock."

Q:
What will happen if my Notes are not accepted for exchange pursuant to the Offer?

A.
If we decide for any reason not to accept any Notes that have been tendered in exchange pursuant to the Offer, we will arrange for the Exchange Agent to return the Notes to the holder who tendered such Notes for exchange, at our expense, promptly after the expiration or termination of the Offer. DTC will credit any withdrawn or unaccepted Notes to the tendering holder's account at DTC.

Q:
What is the deadline and what are the procedures for withdrawing my previously tendered Notes?

A.
You may withdraw previously tendered Notes at any time before the Expiration Date. To withdraw previously tendered Notes, you are required to deliver a written notice of withdrawal to the Exchange Agent, with all the information required by the notice of withdrawal, prior to the Expiration Date. For more information regarding your right to withdraw your tendered Notes and the procedures for doing so, we refer you to the section of this Offering Circular entitled "The Offer—Withdrawal of Tenders."

Q:
Will holders of the Notes have appraisal or dissenters' rights in connection with the Offer?

A.
No. Appraisal or dissenters' rights are not available.

Q:
Are there any government or regulatory approvals required for the consummation of the Offer?

A.
We are not aware of any governmental or federal or state regulatory approvals required for the consummation of the Offer, other than filing a Schedule TO with the SEC and otherwise complying with applicable securities laws.

Q:
Who is the Exchange Agent for the Offer?

A.
Wilmington Trust Company is the Exchange Agent for the Offer. For further information, we refer you to the section of this Offering Circular entitled "Financial Advisor, Information Agent and Exchange Agent."

Q:
To whom can I direct my questions about the Offer?

A.
If you have questions regarding the information in this Offering Circular or the Offer, please contact us or the Information Agent at the telephone numbers or addresses listed below.

Company:	Information Agent:
Reliant Energy, Inc. 1000 Main Street Houston, Texas 77002 (713) 497-3000 Attn: Michael L. Jines, Esq. Senior Vice President, General Counsel and Corporate Secretary	Global Bondholder Services Corporation 65 Broadway - Suite 704 New York, New York 10006 Attn: Corporate Actions Banks and Brokers call: (212) 430-3774 Toll-free: (866) 804-2200

        If you have questions regarding the procedures for tendering your Notes for exchange or require assistance in tendering your Notes, please contact the Exchange Agent at the telephone number or address listed on the back cover of this Offering Circular.

RISK FACTORS

        Before you make an investment decision, you should be aware of various risks, including the risks described below. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read "Forward-Looking and Cautionary Statements" in this Offering Circular, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this Offering Circular. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and included elsewhere or incorporated by reference in this Offering Circular. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Related to the Offer

The market for our common stock historically has experienced significant price and volume fluctuations, which may make it difficult for you to resell the shares of common stock into which the Notes are exchangeable.

        The trading price of our common stock has been and may continue to be subject to wide fluctuations. Our stock price may fluctuate in response to a number of events and factors, such as quarterly variations in operating results, actions by various regulatory agencies, litigation, market perceptions of our financial reporting, changes in financial estimates and recommendations by securities analysts, the operating and stock price performance of other companies that investors may deem comparable to us, and news reports relating to trends in our markets or general economic conditions.

        In addition, the stock market in general, and the market prices for energy-related companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our stock, regardless of our operating performance.

Securities we issue to fund our operations could dilute your ownership.

        We may decide to raise additional funds through public or private debt or equity financing to fund our operations. If we raise funds by issuing equity securities, the percentage ownership of current stockholders will be reduced and the new equity securities may have rights prior to those of the common stock issuable upon conversion of the notes. We may not obtain sufficient financing on terms that are favorable to you or us. We may delay, limit or eliminate some or all of our proposed or existing operations if adequate funds are not available.

Provisions of the Delaware General Corporation Law and our organizational documents may discourage an acquisition of us.

        Our organizational documents and the Delaware General Corporation Law both contain provisions that will impede the removal of directors and may discourage a third party from making a proposal to acquire us. For example, our board of directors may, without the consent of the stockholders, issue preferred stock with greater voting rights than the common stock. The existence of these provisions may also have a negative impact on the price of our common stock. Furthermore, we are subject to Section 203 of the Delaware General Corporation Law, which could have the effect of delaying or preventing a change in control. See "Description of Capital Stock—Delaware Anti-takeover Law" for a discussion of these anti-takeover provisions.

Future sales of our common stock on the public market could lower the stock price.

        In addition to the common stock underlying the Notes, a substantial number of shares of our common stock are subject to stock options and warrants that may be exercised for shares of common stock. We cannot predict the effect, if any, that future sales of our common stock, or the availability of shares of our common stock for future sale, will have on the market price of our common stock. Sales of substantial amounts of our common stock (including shares issued upon the exercise of stock options or warrants or the conversion of the Notes), or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock.

The liquidity of any trading market that currently exists for the Notes may be adversely affected by the Offer and holders of the Notes who fail to tender their Notes may find it more difficult to sell their Notes.

        There is currently a limited trading market for the Notes. To the extent that Notes are tendered and accepted in exchange pursuant to the Offer, the trading market for the remaining Notes will be even more limited or may cease altogether. A debt security with a smaller outstanding aggregate principal amount or "float" may command a lower price than would a comparable debt security with a larger float. Therefore, the market price for the unexchanged Notes may be adversely affected. The reduced float may also make the trading prices of the Notes more volatile.

Upon consummation of the Offer, Note holders who tender their Notes in exchange for shares of our common stock will lose their rights under the Notes, including, without limitation, their rights to future interest and principal payments with respect to their Notes and their rights as a creditor of the Company.

        If you tender your Notes pursuant to the Offer, you will be giving up all of your rights as a Note holder, including, without limitation, rights to future payment of principal and interest on the Notes, and you will cease to be a creditor of the company. The shares of common stock that you may receive in the Offer will not provide you with the same seniority on claims or the same degree of protection to which holders of debt claims, such as the Notes, are entitled. If we were to file for bankruptcy, Note holders would generally be entitled to be paid prior to holders of our common stock. As a holder of our common stock, however, your investment will be subject to debt claims against the company and to all of the risks and liabilities affecting us and our operations. The trading price of our common stock could decline as a result of various factors, including the results of operations, financial condition and business prospects of the company.

Neither we, our board of directors, the trustee for the Notes, the Information Agent, the Exchange Agent or the Financial Advisor makes any recommendation to you as to whether or not you should tender your Notes under the Offer, and we have not obtained a third-party determination that the Offer is fair to holders of the Notes.

        We have not and will not make any recommendations as to whether holders of the Notes should exchange them. We have not retained and we do not intend to retain any unaffiliated representative to act solely on behalf of the holders of the Notes for purposes of negotiating the terms of the Offer and/or preparing a report concerning the fairness of the Offer. None of us can assure holders of the Notes that the value of the common stock and the Additional Exchange Consideration received in the Offer will in the future equal or exceed the value of the Notes tendered and none of us takes a position as to whether you ought to participate in the Offer.

Risks Related to the Retail and Wholesale Energy Industries

The financial results of our wholesale and retail energy segments are subject to market risks beyond our control.

        Our results of operations, financial condition and cash flows are significantly impacted by the prevailing demand and market prices for electricity, purchased power, fuel and emission allowances over which we have no control. Market prices can fluctuate dramatically in response to many factors, including weather conditions; changes in the prices of related commodities; changes in law and regulation; regulatory intervention (including the imposition of price limitations, bidding rules or similar mechanisms); market illiquidity; transmission constraints; environmental limitations; generation unit outages; fuel supply issues; and other events.

The wholesale and retail electricity markets in which we operate are relatively immature markets that are characterized by elements of both deregulated and regulated markets.

        The introduction of competition into the United States electricity market is a relatively recent development. As a result, the market is characterized by elements of both a regulated electricity market and a deregulated electricity market. Consequently, our ability to set rates at market prices may be constrained by regulatory restrictions or possible regulatory or political intervention. In many instances, the regulatory structures governing these markets are still evolving, creating gaps in the regulatory framework and associated uncertainty. The new competitive market has attracted a number of new participants. Many of these companies are larger than we are and possess stronger balance sheets. The emergence of aggressive competitors may put downward pressure on our retail margins and sales volumes over time. Other competitors are smaller, less well-capitalized entities that may default on their obligations to the market. These defaults may impose costs and burdens on the remaining market participants such as us. As an emerging market, a significant potential for industry consolidation exists as companies seek to expand and grow their operations, which may lead to stronger, more well-capitalized competitors in the industry.

Our operations are subject to extensive regulations. Changes in these regulations could adversely affect the cost, manner or feasibility of conducting our business.

        We operate in a regulatory environment that is undergoing significant changes as a result of varying restructuring initiatives at both state and federal levels. We cannot predict the future direction of these initiatives or the ultimate effect that this changing regulatory environment will have on our business. Moreover, existing regulations may be revised or reinterpreted and new laws and regulations may be adopted or become applicable to our facilities or our commercial activities. Such future changes in laws and regulations may have an adverse effect on business. See "Business—Regulation" in Item 1 of our 2005 Form 10-K.

We depend on facilities and systems that we do not own or control for our fuel and fuel supply and to deliver electricity to and bill our customers. Any disruption in these facilities or systems could have an adverse effect on our business.

        We depend on (a) fuel sources and fuel supply facilities owned and operated by third parties to supply our generation plants and (b) power transmission, distribution facilities and metering systems owned and operated by third parties to deliver electricity to our customers and provide energy usage data. If these facilities or systems, over which we have no control, fail, we may be unable to generate and/or deliver electricity. In addition, inaccurate or untimely information from third parties could hinder our ability to bill customers and collect amounts owed.

The operation of generation facilities involves significant risks that could interrupt operations and increase our costs.

        Ownership of generation assets exposes us to risks relating to the breakdown of equipment or processes, fuel supply or transportation interruptions, shortages of equipment, material and labor, operational restrictions resulting from environmental limitations and governmental interventions, as well as other operational risks. In addition, many of our facilities are old and require significant maintenance expenditures. We are party to collective bargaining agreements with labor unions at several of our plants. If (a) our workers were to engage in a strike, work stoppage or other slowdown, (b) other employees were to become unionized or (c) the terms and conditions in future labor agreements were renegotiated, we could experience a significant disruption in our operations and higher ongoing labor costs. Similarly, we have an aging workforce at a number of our plants creating potential knowledge and expertise gaps as those workers retire. If we are unable to secure fuel, we will not be able to run our generation units. If a generation unit fails, we may have to purchase replacement power from third parties at higher prices. We have insurance, subject to limits and deductibles, covering some types of physical damage and business interruption related to our generation units. However, this insurance may not always be available on commercially reasonable terms. In addition, there is no assurance that (a) insurance proceeds will be sufficient to cover all losses, (b) insurance payments will be timely made or (c) the policies themselves will be free of substantial deductibles.

Our business operations expose us to the risk of loss if third parties fail to perform their contractual obligations.

        We may incur losses if third parties default on their obligations to pay us money; buy or sell electricity, fuel, emission allowances and other commodities; or provide us with fuel transportation services, power transmission or distribution services. For additional information about third party default risk, including our efforts to mitigate against this risk, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Credit Risk" in Item 7 of our 2005 Form 10-K and note 2(e) to our consolidated financial statements contained therein.

We have a substantial coal- and oil-fired generation portfolio that poses environmental issues. Our costs of compliance with environmental laws are significant and can affect our future financial results.

        Our wholesale energy segment is subject to extensive and evolving environmental regulations, particularly our coal- and oil-fired generation units. We incur significant costs in complying with these regulations and, if we fail to comply, could incur significant penalties. In addition, failure to comply with environmental requirements could require us to shut down or reduce production on our generation units or create liability exposure. New environmental laws or regulations may be adopted that would further constrain our operations or increase our environmental compliance costs. We also may be responsible for the environmental liabilities associated with generation units even if a prior owner caused the liabilities. We concluded that since our generating assets dispatch based on market prices, we should maintain an emission allowances inventory that corresponds with forward power sales. We plan to sell some excess emission allowances inventory if the price is equal to or above our fundamental view. To the extent allowances are required in the future to operate our facilities, such allowances may be unavailable or only available at costs exceeding our sales price. See "Business—Environmental Matters" in Item 1 of our 2005 Form 10-K and note 12(b) to our consolidated financial statements contained therein and note 10(b) to our consolidated interim financial statements contained in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006.

Failure to obtain or maintain any required permits or approvals could prevent or limit us from operating our business.

        To operate our generating units and retail electric business, we must obtain and maintain various permits, approvals and certificates from governmental agencies. In some jurisdictions, we must also meet minimum requirements for customer service and comply with local consumer protection and other laws. Our failure to obtain or maintain any necessary governmental permits or to satisfy these legal requirements, including environmental compliance provisions, could limit our ability to operate our business or create liability exposure.

Significant events beyond our control, such as hurricanes and other weather-related problems or acts of terrorism, could have a material adverse effect on our businesses.

        The uncertainty associated with events beyond our control, such as significant weather events and the risk of future terrorist activity, may affect our results of operations and financial condition in unpredictable ways. These events could result in adverse changes in the insurance markets and disruptions of power and fuel markets. In addition, terrorist actions could damage or shut down our generation facilities or the fuel and fuel supply facilities or the power transmission and distribution facilities upon which our generation and retail businesses are dependent. These events could also adversely affect the United States economy, create instability in the financial markets and, as a result, have an adverse effect on our ability to access capital on terms and conditions acceptable to us.

Special Risks Relating to Our Texas Retail Operations

We depend on third parties to provide electricity to supply our Texas retail customers.

        We own a very limited amount of generation capacity in Texas, which is insufficient to supply the electricity requirements of our Texas retail operations. We purchase substantially all of our Texas supply requirements from third parties. As a result, our financial performance depends on our ability to obtain adequate supplies of electric generation from third parties at prices below the prices we charge our customers.

Initiatives undertaken by the PUCT may negatively impact the wholesale cost of power.

        In 2006, the PUCT implemented a new rule on resource adequacy and market power in the Electric Reliability Council of Texas ("ERCOT") Region. In this rule, the PUCT increased the current price cap applicable to generation bids into the ERCOT energy market, eliminated current market power mitigation measures and adopted new market power guidelines. If a market participant commits market power abuse and it is not adequately mitigated, under the rules, such abuse would have the impact of increasing the wholesale cost of power, which could adversely impact our gross margins in the Texas retail market.

The financial performance of our Texas retail electric operations depends on the amount of gross margin, or headroom, available in our rates.

        The price of our power supply purchases associated with our energy commitments can be different than that reflected in the rates charged to customers due to:

  •
  varying supply procurement strategies used and the timing of entering into related contracts;

  •
  subsequent changes in the overall price of natural gas;

  •
  daily, monthly or seasonal fluctuations in the price of natural gas relative to the 12-month forward prices;

  •
  changes in market heat rate (i.e., the relationship between power and natural gas prices); and

  •
  other factors.

Our earnings could be adversely affected in any period in which our power supply costs rise at a greater rate than our rates charged to customers.

The declines we have experienced in our Houston retail gross margins may continue or accelerate.

        In recent years, we have experienced significant declines in our gross margins in the Houston retail market. This trend could continue and be exacerbated by regulatory intervention. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Business Overview—Factors Affecting Future Performance" in Item 7 of our 2005 Form 10-K and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Business Overview" in Item 2 of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006.

We may lose further market share in the Houston retail electricity market, which is a significant contributor of income to our consolidated results.

        In recent years, we have experienced declines in our share of the Houston retail electricity market, which represents approximately 70% of our customer base. This trend could continue if competition increases. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Business Overview—Factors Affecting Future Performance" in Item 7 of our 2005 Form 10-K and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Business Overview" in Item 2 of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006.

Our ability to set rates at market prices in Texas may be constrained by new legislative or regulatory restrictions.

        The PUCT is evaluating the retail electric service provided after January 2007 by incumbent providers, such as us, to customers who have not selected a non "price-to-beat" product since the Texas retail electricity market opened to competition. In addition, the Texas Legislature is studying the effects of competition in the Texas retail electricity market. New legislation or rules governing the retail electric prices we are allowed to charge after January 2007 could have an adverse effect on our financial condition, results of operations and cash flows.

We depend on the ERCOT ISO to communicate operating and system information in a timely and accurate manner. Corrections to prior estimated billing and other information can have an impact on our future reported financial results.

        The ERCOT ISO communicates information relating to a customer's choice of retail electric provider and other data needed for servicing of customer accounts to utilities and retail electric providers. Any failure to perform these tasks will result in delays and other problems in enrolling, switching and billing customers. The ERCOT ISO is also responsible for settling all electricity supply volumes in the ERCOT Region. Information that is not accurate or timely may result in incorrect estimates of our settled volumes and supply costs that would need to be corrected when such information is received. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—New Accounting Pronouncements, Significant Accounting Policies and Critical Accounting Estimates—Critical Accounting Estimates" in Item 7 of our 2005 Form 10-K.

We could be liable for a share of the payment defaults of other retail electric providers within the ERCOT market.

        If a retail electric provider defaults on its payment obligations to ERCOT, we, together with other ERCOT market participants, are liable for a portion of the defaulted amount based on our respective share of the total load. As of September 30, 2006, we accounted for approximately 22% of the total ERCOT load.

Risks Related to Our Company

Our borrowing levels and debt service obligations may adversely affect our business.

        As of September 30, 2006, we had total debt from continuing operations of $4.6 billion:

  •
  We must dedicate a substantial portion of our cash flows to pay debt service requirements, which reduces the amount of cash available for other business purposes;

  •
  The covenants in our debt agreements restrict our ability to, among other things, (a) obtain additional financing, (b) make investments or acquisitions, (c) create additional liens on our assets and (d) take other actions to react to changes in our business;

  •
  If we do not comply with the payment and other material covenants, including the financial ratios, under our debt agreements, our debt holders could require us to repay our debt immediately and, in the case of our revolving credit facilities and receivables facility, terminate their commitment to lend us money;

  •
  So long as our debt remains at current levels, and substantially all our assets are pledged to secure repayment of our debt, we are unlikely to obtain an investment grade credit rating;

  •
  Our debt levels and credit ratings may affect the evaluation of our creditworthiness by customers, which could put us at a competitive disadvantage to competitors with less debt;

  •
  We have to post collateral with substantially all of our commercial counterparties and levels of our collateral postings are impacted by changes in commodity prices. A significant change in commodity prices could significantly increase our collateral posting obligations and require us to seek additional sources of liquidity, including additional debt; and

  •
  We may be more vulnerable to adverse economic and industry conditions, including changes in short-term interest rates.

Although we have taken steps to achieve greater financial flexibility, there is no assurance that we will be successful in achieving this goal.

        In February 2004, we announced a goal of achieving, by the end of 2006, an adjusted net debt-to-adjusted EBITDA ratio of 3.0. Although we have taken steps to repay debt and implement other measures intended to improve our financial flexibility, we do not believe that we will achieve this goal in 2006. Even if we achieve our goal, or otherwise obtain credit metrics similar to those held by entities traditionally assigned investment grade credit ratings, there is no assurance credit rating agencies will improve our credit ratings.

Because of our debt levels and the capital-intensive nature of our business, we are vulnerable to reductions in our cash flows or liquidity.

        If we were unable to generate sufficient cash flows, access funds from operations or raise cash from other sources, we would not be able to meet our debt service, collateral postings and other obligations. This situation could result from adverse developments in the energy, fuel or capital markets, a disruption in our operations or those of third parties or other events adversely affecting our cash flows and financial performance. We could experience reductions in liquidity if changes in commodity prices trigger our contractual obligations to pledge additional collateral under commodity contracts. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" in Item 7 of our 2005 Form 10-K and "Management's

Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" in Item 2 of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006.

Our hedging and other risk management activities may not work as planned.

        Our hedges may not be effective as a result of basis price differences, transmission issues, price correlation, volume variations or other factors. See "Quantitative and Qualitative Disclosures about Non-Trading and Trading Activities and Related Market Risks" in Item 7A of our 2005 Form 10-K and "Quantitative and Qualitative Disclosures about Non-Trading and Trading Activities and Related Market Risks" in Item 3 of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006.

Changes in the wholesale energy market or sales of generation assets could result in impairments.

        If our outlook for the wholesale energy market changes negatively, or if our ongoing evaluation of our wholesale energy segment results in decisions to mothball, retire or dispose of generation assets, we could have impairment charges related to goodwill or our fixed assets. See notes 2(h) and 4 to our consolidated financial statements contained in our 2005 Form 10-K and note 4 to our consolidated interim financial statements contained in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006.

Lawsuits and regulatory proceedings could adversely affect our business.

        From time to time, we are named as a party to lawsuits and regulatory proceedings. Litigation can involve complex factual and legal questions and its outcome is uncertain. Any claim that is successfully asserted against us could result in significant damage claims and other losses. Even if we were to prevail, any litigation could be costly and time-consuming and would divert the attention of our management and key personnel from our business operations, which could adversely affect our financial condition, results of operations or cash flows. See notes 12 and 13 to our consolidated financial statements contained in our 2005 Form 10-K and note 10 to our consolidated interim financial statements contained in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006.

We have entered into outsourcing arrangements with third party service providers. In addition, our retail and other commercial operations are highly dependent on computer and other operating systems, including telecommunications systems. Any interruptions in these arrangements or systems could significantly disrupt our business operations.

        In recent years, we have entered into outsourcing arrangements, such as information technology production software, infrastructure and development and certain functions within customer operations, with third party service providers. If these service providers do not perform their obligations, we may incur significant costs and experience interruptions in our business operations in connection with switching to other service providers or assuming these obligations ourselves. We are also highly dependent on our specialized computer and communications systems, the operation of which could be interrupted by fire, flood, power loss, computer viruses and similar disruptions. Although we have some backup systems and disaster recovery plans, there is no guarantee that these systems and plans will be effective.

If we acquire or develop additional generation assets, or dispose of existing generation assets, we may incur additional costs and risks.

        Subject to restrictions in our debt agreements and available capital resources, we may seek to purchase or develop additional generation units or dispose of existing generation units. There is no assurance that our efforts to identify and acquire additional generation units or to dispose of existing generation assets will be successful. In the sale of generation units, we may be required to indemnify a purchaser against certain liabilities. To finance future acquisitions, we may be required to issue additional equity securities or incur additional debt.

Other Risks

        For other Company risks, see "Business" in Item 1 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Item 7 of our 2005 Form 10-K and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Item 2 of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006.

THE OFFER

Background and Purpose

        Reliant Energy, Inc. issued $275,000,000 in aggregate principal amount of Notes under an indenture, dated as of June 24, 2003, between itself and Wilmington Trust Company, as trustee, in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The notes mature on August 15, 2010, and are payable at maturity at a price of 100% of the principal amount of the notes. The notes bear interest at the interest rate of 5.00% per year from June 24, 2003. The Company pays interest semi-annually on February 15 and August 15 of each year. The Notes are convertible into shares of the Company's common stock initially at the conversion rate of 104.8108 shares of common stock per each $1,000 principal amount of notes, subject to adjustment in certain circumstances, at any time before the close of business on the maturity date, unless the notes have been previously redeemed or repurchased.

        The purpose of the Offer is to exchange any and all of the Notes that currently remain outstanding, which are currently convertible into shares of our common stock at a conversion rate of 104.8108 shares per $1,000 principal amount of Notes. The exchange will result in further improvements in our credit profile by reducing our outstanding debt and interest expense.

Terms of the Offer

        We are offering to pay a cash premium of $150.00, the Additional Exchange Consideration, which includes accrued and unpaid interest up to, but not including, the exchange date, for each $1,000 principal amount of our Notes that is validly tendered and not withdrawn prior to the Expiration Date, in exchange for shares of our common stock pursuant to the terms of the Notes and on the terms and subject to the conditions set forth in this Offering Circular and the related Letter of Transmittal. As a result, a Note holder who elects to exchange during the Special Exchange Period and whose Notes are accepted by us will receive 104.8108 shares of our common stock and the Additional Exchange Consideration per $1,000 principal amount of Notes tendered for exchange, including accrued and unpaid interest up to, but not including, the exchange date.

        As used in this Offering Circular, "exchange date" means the date that shares of our common stock are issued and payment of the Additional Exchange Consideration, which includes accrued and unpaid interest, is made upon exchange of the Notes in the Offer. We expect to make payment for Notes tendered for exchange pursuant to the Offer on the second business day after the Expiration Date. However, we can provide no assurance that we will be able to make payment on that date.

        We can amend the terms of the Offer and any amendment will apply to the Notes tendered pursuant to the Offer. In addition, we can waive any condition to the Offer and accept any Notes tendered for exchange and payment. Furthermore, we reserve the right to terminate at any time the Offer in our reasonable discretion and to not accept for exchange any Notes tendered for exchange pursuant to the Offer for any of the reasons set forth below under "—Conditions to the Offer."

        We shall be deemed to have accepted validly tendered Notes when, as and if we have given oral or written notice to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Notes and for the purpose of receiving shares of common stock and cash consideration from us.

        If any tendered Notes are not accepted for exchange and payment because of an invalid tender, the occurrence of other events set forth in this Offering Circular or otherwise, all unaccepted Notes will be returned, without expense, to the tendering holder as promptly as practicable after the Expiration Date.

        We may undertake a subsequent tender for conversion, or refinancing of, any Notes that continue to remain outstanding after the Offer. In addition, we may in the future make tender or exchange offers for or open market or privately negotiated purchases of Notes, the terms of which may be more or less favorable than the terms in the Offer. No assurance can be given that any such refinancing, tender, conversion or exchange offer or purchases for such Notes will be undertaken or, if undertaken, will be on the same or different terms than the terms of the Offer.

Transferability of Common Stock Received

        The Offer is being made in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act and exemptions under state securities laws, and the shares of our common stock issuable pursuant to the Offer have not been registered with the SEC. Whether the shares of common stock you receive pursuant to the Offer will be freely tradable will depend on several factors, including (i) when and how you acquired the Notes, (ii) the length of time you have held the Notes and (iii) whether you are or were at any time an affiliate of the Company.

        If you purchased your Notes other than through an effective registration statement, (CUSIP No. 75952B AC 9), then your Notes are deemed to be "restricted securities" pursuant to the Securities Act. Accordingly, the shares of our common stock that you receive pursuant to the Offer will be freely tradeable if you resell the shares of common stock (i) through an effective registration statement; (ii) pursuant to Rule 144(k) under the Securities Act, if (a) you are not an affiliate of the Company, (b) you have not been an affiliate of the Company at any time during the last three months, and (c) your notes were not owned by an affiliate of the Company at any time during the last two (2) years; or (iii) pursuant to Rule 144 under the Securities Act if you are an affiliate of the Company. The Company currently has an effective registration statement covering the resale of shares of its common stock issuable to holders of such Notes. However, the Company is not required to maintain the effectiveness of such registration statement and the use of such registration statement is subject to customary "blackout" provisions. You should consult your attorney or securities advisor for a full understanding of when and how the common stock you receive pursuant to the Offer will be tradable.

        If you purchased your Notes through an effective registration statement, (CUSIP No. 75952B AD 7), then the shares of our common stock that you receive pursuant to the Offer will be freely tradable if you are not an affiliate of the Company. If you are an affiliate of the Company, then the shares of our common stock that you receive pursuant to the Offer will be freely tradeable if you resell the shares of common stock pursuant to Rule 144 under the Securities Act. You should consult your attorney or securities advisor for a full understanding of when and how the shares of common stock you receive pursuant to the Offer will be tradable.

Expiration Dates; Extensions; Waiver; Termination; Amendment

        The Expiration Date of the Offer will be December 20, 2006, at 12:00 midnight, New York City time, unless we, in our reasonable discretion, extend the Offer. In that case, the Expiration Date will be the latest date and time to which the Offer has been extended. During any extension of the Offer, the Notes that were previously validly tendered for exchange and not withdrawn will remain subject to the Offer.

        We reserve the right, in our reasonable discretion:

  •
  to extend the Expiration Date;

  •
  to waive any condition to the Offer set forth below under "—Conditions to the Offer" and accept any Notes tendered for exchange;

  •
  to terminate the Offer, whether or not any of the conditions set forth below under "—Conditions to the Offer" have been satisfied; and

  •
  to amend the terms of the Offer in any manner.

        If we extend, terminate or amend the Offer, we will notify the Exchange Agent by oral, followed by written, notice and will issue a press release or other public announcement regarding the extension, termination or amendment. The press release or other public announcement of an extension will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Any amendment to the Offer will apply to all Notes tendered in the Offer. If the Offer is amended in a manner determined by us to constitute a material change, we will promptly disclose this amendment by means of a public announcement or a supplement to this Offering Circular that will be distributed to the holders of the Notes and, if required by law, the Offer will be extended.

Procedures for Tendering Notes in the Offer

        The method of delivery of Notes and Letters of Transmittal, any required signature guaranties and all other required documents, including delivery through DTC and any acceptance of an Agent's Message transmitted through ATOP, is at the election and risk of the person tendering Notes and Letters of Transmittal and, except as otherwise provided in the Letter of Transmittal, delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, it is suggested that the holder use properly insured, registered mail with return receipt requested and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent on or prior to such date.

        The tender of a holder's Notes for exchange and the acceptance of the tender by us will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions set forth in this Offering Circular and in the Letter of Transmittal.

        The procedures by which Notes are tendered by beneficial owners who are not registered holders will depend on the manner in which the Notes are held. Any beneficial owner of Notes held in the name of a nominee who wants to tender Notes in the Offer is urged to contact the nominee promptly and instruct the nominee to tender on the beneficial owner's behalf. If you hold your Notes in street name or through a custodian, you must request your broker, dealer, commercial bank, trust company or other nominee to effect the tender of your Notes for exchange for you. The materials provided along with this Offering Circular may be used by a beneficial owner in this process to instruct the broker, dealer, commercial bank, trust company or other nominee to tender the Notes. If such beneficial owner wishes to tender such Notes himself, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering such Notes, make appropriate arrangement to register ownership of the Notes in such beneficial owner's name. The transfer of record ownership may take considerable time.

        Tender of Notes Held Through DTC.    To effectively tender Notes that are held through DTC, DTC participants may electronically transmit their acceptance through ATOP (and thereby tender Notes), for which the transaction will be eligible. Upon receipt of such participant's acceptance through ATOP, DTC will edit and verify the acceptance and send an Agent's Message to the Exchange Agent for its acceptance. Delivery of tendered Notes must be made to the Exchange Agent pursuant to the book-entry delivery procedures set forth below.

        Except as provided below, unless the Notes being tendered are deposited with the Exchange Agent on or prior to the Expiration Date (accompanied by a properly completed and duly executed Letter of Transmittal or properly transmitted Agent's Message), the Company may, at its option, treat such tender as defective for purposes of the right to receive the Additional Exchange Consideration. Payment for the Notes will be made only against deposit of the tendered Notes and delivery of any other required documents.

        Book-entry Delivery Procedures.    The Exchange Agent will establish accounts with respect to the Notes at DTC for purposes of the Offer within two (2) business days after the date of this Offering

Circular, and any financial institution that is a participant in DTC may make book-entry delivery of the Notes by causing DTC to transfer such Notes into the Exchange Agent's account in accordance with DTC's procedures for such transfer. However, although delivery of the Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, an Agent's Message in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at one more of its addresses set forth on the back cover of this Offering Circular on or prior to the Expiration Date. Delivery of documents to DTC does not constitute delivery to the Exchange Agent. The confirmation of a book-entry transfer into the Exchange Agent's account at DTC as described above is referred to in this Offering Circular as a "Book-Entry Confirmation." The term "Agent's Message" means a message transmitted by DTC to, and received by, the Exchange Agent and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from each participant in DTC tendering the Notes and that such participants have received the Letter of Transmittal and agree to be bound by the terms of the Letter of Transmittal and the Company may enforce such agreement against such participants.

        Tender of Notes Held in Physical Form.    As of the date of this Offering Circular, there were no Notes held in physical form by any holder (other than DTC). If any holder has subsequently acquired physical certificates, the holder should follow the instructions in this section. To effectively tender Notes held in physical form, a properly completed Letter of Transmittal (or a facsimile thereof) duly executed by the holder of such Notes, and any other documents required by the Letter of Transmittal, must be received by the Exchange Agent at its address set forth on the back cover of this Offering Circular and certificates representing such Notes must be received by the Exchange Agent at such address on or prior to the Expiration Date. A tender of Notes may also be effected through the deposit of Notes with DTC and making book-entry delivery as described above. Letters of Transmittal and Notes should be sent only to the Exchange Agent and should not be sent to the Company, the Information Agent or the Financial Advisor.

        If the Notes are registered in the name of a person other than the signor of the Letter of Transmittal, then, in order to tender such Notes pursuant to the Offer, the Notes must be endorsed or accompanied by an appropriate written instrument or instruments of transfer signed exactly as the name or names of such holder or holders appear on the Notes, with the signature(s) on the Notes or instrument of transfer guaranteed as provided below.

        Mutilated, Lost, Stolen or Destroyed Certificates.    If a holder desires to tender Notes, but the certificates evidencing such Notes have been mutilated, lost, stolen or destroyed, such holder should contact the Trustee to receive information about the procedure for obtaining replacement certificates for Notes.

        Signature Guarantees.    Signatures on all Letters of Transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each a "Medallion Signature Guarantor"), unless the Notes tendered thereby are tendered and delivered (i) by a registered holder of Notes (or by a participant in DTC whose name appears on a security position listing as the owner of such Notes) who has not completed either or both of the boxes entitled "Special Payment Instructions" or "Special Delivery Instructions" on the Letter of Transmittal, or (ii) for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. ("NASD"), or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being referred to as an "Eligible Institution"). See Instruction 1 of the Letter of Transmittal. If the Notes are registered in the name of a person other than the signer of the Letter of Transmittal or if Notes not accepted for payment or not tendered are to be returned to a person other than the registered holder, then the signature on the Letter of

Transmittal accompanying the tendered Notes must be guaranteed by a Medallion Signature Guarantor as described above. See Instruction 1 and 4 of the Letter of Transmittal.

        Notwithstanding any other provision hereof, payment of the Additional Exchange Consideration for Notes tendered and accepted for payment pursuant to the Offer will, in all cases, be made only after receipt by the Exchange Agent of the tendered Notes (or Book-Entry Confirmation of the transfer of such Notes into the Exchange Agent's account at DTC as described above) and a Letter of Transmittal (or facsimile thereof) with respect to such Notes, properly completed and duly executed, with any signature guarantees and other documents required by the Letter of Transmittal, or a properly transmitted Agent's Message.

        No Guaranteed Delivery. There are no guaranteed delivery procedures provided for by us in conjunction with the Offer. Holders of Notes must timely tender their Notes in accordance with the procedures set forth herein.

        All questions concerning the validity, form, eligibility, including time of receipt, acceptance, and revocation of tender, will be decided by us in our sole discretion, which decision shall be final and binding. We reserve the absolute and unconditional right to reject any and all Notes not validly tendered for exchange and to reject any Notes which might, in our reasonable judgment or that of our counsel, be unlawful for us to accept. We also reserve the absolute and unconditional right to waive any defects or irregularities or conditions of the Offer as to particular Notes either before or after the Expiration Date, including the right to waive the ineligibility of any holder who seeks to tender Notes in the Offer, whether or not similar defects or irregularities are waived in the case of other holders.

        Our interpretation of the terms and conditions to the Offer, including the Letter of Transmittal and its instructions, shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Notes for exchange and payment must be cured within a period of time as we shall determine. Neither we, our Exchange Agent, our Information Agent or any other person will have any duty to give notification of defects or irregularities with respect to tenders of Notes and will not incur any liability for failure to give this notification. Tenders of Notes will not be deemed to have been made until any irregularities have been cured or waived.

        If any Letter of Transmittal, endorsement, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor, corporation or other person acting in a fiduciary or representative capacity, this person should so indicate when signing, and, unless waived by us, must submit proper evidence satisfactory to us, in our reasonable discretion, of this person's authority to act.

Acceptance of Notes for Exchange and Payment; Delivery of Common Stock

        Promptly after the Expiration Date, upon satisfaction or waiver of all the conditions to the Offer, if we have not terminated the Offer, we will accept any and all Notes that are validly tendered for exchange and not validly withdrawn prior to 12:00 midnight, New York City time, on the Expiration Date. The shares of common stock issued pursuant to the Offer and the cash consideration to be paid pursuant to the Offer will be delivered promptly after our acceptance of the Notes, which is expected to be the second business day after the Expiration Date of the Offer. For purposes of the Offer, we will be deemed to have accepted validly tendered Notes, when, as, and if we have given oral, followed by written, notice to our Exchange Agent.

Withdrawal of Tenders

        You may withdraw tenders of Notes at any time prior to the Expiration Date unless theretofore accepted by us for exchange pursuant to the Offer. For a withdrawal to be effective, a written notice of withdrawal must be received by our Exchange Agent prior to the Expiration Date at the address listed on the back cover of this Offering Circular. Any notice of withdrawal must specify the name of the person who tendered the Notes to be withdrawn, identify the Notes to be withdrawn, and specify the name and number of the account at DTC to be credited with the withdrawn Notes (and otherwise comply with the procedures of the book-entry transfer facility). All questions as to the validity, form and eligibility, including time of receipt, of these notices will be determined by us. Our determination will be final and binding. Neither the Company nor any other person is under any duty to give notice of any defect or irregularity in any notice of withdrawal, and neither the Company nor any other person will incur any liability for failure to provide any such notice.

        Any Notes validly withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Offer. Any Notes which have been tendered for exchange, but which are not accepted for exchange for any reason will be returned without cost to the holder as soon as practicable after withdrawal, non-acceptance of tender or termination of the Offer. Any withdrawn or unaccepted Notes will be credited to the tendering holder's account at DTC. Properly withdrawn Notes may be re-tendered at any time prior to the Expiration Date by following one of the procedures described above under "—Procedures for Tendering Notes in the Offer."

Conditions to the Offer

        The Offer is not conditioned on any minimum principal amount of Notes being tendered. However, our completion of the Offer is contingent upon:

  •
  the absence of any determination that the Offer violates any law or interpretation of the SEC staff;

  •
  the absence of any pending or threatened proceeding that materially impairs our ability to complete the Offer;

  •
  the absence of any material adverse change in the trading price of the common stock in any major securities or financial market, or in the United States trading markets generally;

  •
  the absence of any material adverse change in our business, financial condition or operations; and

  •
  the Weighted Average Price shall not be less than $12.00 nor more than $15.00.

        For purposes of this Offer, "Weighted Average Price" means the arithmetic mean of the daily volume-weighted average price of the Company's common stock for each day in the period beginning on December 14, 2006, and ending on December 20, 2006. The daily volume-weighted average price shall equal the volume-weighted average price for our common stock on the NYSE during the period beginning at 9:30:01 a.m., New York City time (or such other time as is the official open of trading at the NYSE), and ending at 4:00:00 p.m., New York City time (or such other time as is the official close of trading at the NYSE), as reported by Bloomberg Financial Services through its "Volume at Price" (RRI UN (Equity) VAP (Go)) functions. The Weighted Average Price will be rounded to the nearest whole cent.

        If any of these conditions are not satisfied or waived by us, we will not be obligated to accept for exchange and payment any Notes validly tendered for exchange and payment pursuant to the Offer. However, even if all of these conditions are satisfied, we reserve the right to terminate the Offer for any or no reason and not accept any Notes validly tendered for exchange pursuant to the Offer.

Fractional Shares

        We will not issue fractional shares upon exchange. Instead, we will pay cash for such fractional shares based on the market price of our common stock at the close of business on the exchange date.

Waiver and Nonacceptance of Tenders

        We reserve the right to waive any defects or irregularities in the tender of Notes. If any Notes are not accepted for tender in the Offer for any reason, those Notes will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the Offer.

Effects of the Offer

        Holders of Notes who exchange their Notes pursuant to the Offer will receive shares of our common stock and the Additional Exchange Consideration, which will include accrued and unpaid interest. All Notes tendered in the Offer will be retired and canceled.

        Notes that are not tendered will remain outstanding after the consummation of the Offer. Holders of the Notes that are not tendered will continue to have the same rights under the Notes as they are entitled to today. There is currently limited trading in the Notes. To the extent that Notes are tendered for exchange pursuant to the Offer, the trading market for the remaining Notes may become even more limited or may cease altogether. As a result, if you choose not to tender your Notes in the Offer, you may find it more difficult to sell your Notes in the future at intervals or prices acceptable to you.

        For a discussion of certain federal income tax consequences of the Offer applicable to holders of Notes, see "Certain United States Federal Income Tax Considerations."

Accounting Treatment

        We will derecognize the carrying amount of exchanged Notes and recognize common stock and paid-in capital for the shares of common stock issued in connection with the Offer. We will reclassify from other assets to paid-in capital the unamortized debt issuance costs associated with selling the Notes in 2003. We will also recognize an expense for the Additional Exchange Consideration and the fees and expenses related to the Offer. If all of the Notes in the Offer are tendered, we would expect the debt exchange expense to total approximately $41 million, including fees and expenses related to the Offer (based on accrued interest as of September 30, 2006) or approximately $38 million based on estimated accrued interest as of December 20, 2006.

USE OF PROCEEDS

        We will not receive any proceeds from the Offer. Any Notes that are validly tendered and accepted for exchange pursuant to the Offer will be retired and cancelled.

CAPITALIZATION

        The following table sets forth our cash and cash equivalents, restricted cash, margin deposits and capitalization, as of September 30, 2006:

  •
  on an actual basis; and

  •
  on a pro forma basis to give effect to the Offer (assuming all of the outstanding Notes are exchanged into shares of our common stock and the Additional Exchange Consideration) and the estimated expenses of the Offer.

        You should read the information set forth in the table in conjunction with Reliant Energy, Inc.'s and its consolidated subsidiaries' historical consolidated financial statements and notes thereto incorporated by reference in this Offering Circular.

	September 30, 2006
	Actual	Pro Forma
	(unaudited and in thousands)
Cash and cash equivalents(1)	$66,670	$24,320

Restricted Cash	$10,409	$10,409

Margin Deposits	$1,495,326	$1,495,326

Long-term debt:
Reliant Energy:
Senior secured revolver due 2009	$189,000	$189,000
Senior secured term loans (B1) due 2010	234,676	234,676
Senior secured term loans (B2) due 2010	296,758	296,758
9.25% senior secured notes due 2010	550,000	550,000
9.50% senior secured notes due 2013	550,000	550,000
6.75% senior secured notes due 2014	750,000	750,000
5.00% convertible senior subordinated notes due 2010(2)	275,000	—
Subsidiary Obligations
12% Orion Power Holdings, Inc. senior notes due 2010	399,809	399,809
6.75% PEDFA fixed-rate bonds for Seward plant due 2036	500,000	500,000
Reliant Energy Channelview LP
Term loans and revolving working capital facility
Floating rate debt due 2006 to 2024	267,871	267,871
Fixed rate debt due 2014-2024	75,000	75,000
RE Retail Receivables, LLC facility due 2007	450,000	450,000
Adjustments to fair value of debt	41,314	41,314

Total debt	4,579,428	4,304,428
Less: current portion	(483,958)	(483,958)

	$4,095,470	$3,820,470

Stockholders' Equity:
Preferred stock; par value $0.001 per share	$—	$—
Common stock, par value $0.001 per share(3)	69	98
Additional paid-in capital(4)	5,906,298	6,175,578
Retained deficit(5)	(1,972,610)	(2,013,241)
Accumulated other comprehensive loss	(237,184)	(237,184)

Total stockholders' equity	3,696,573	(3,925,251)

Total capitalization	$7,792,043	$7,745,721

(1)
Pro forma reflects adjustments for (a) the estimated expenses incurred in the Offer in the amount of $1,100,000 and (b) the payment of Additional Exchange Consideration of $41,250,000.

(2)
Pro forma reflects an adjustment for the exchange of debt for equity and cash in the amount of $275,000,000.

(3)
Pro forma reflects an adjustment for the exchange of debt for equity and cash in the amount of $29,000.

(4)
Pro forma reflects adjustments for (a) the exchange of debt for equity and cash in the amount of $274,971,000 and (b) the write-off of unamortized debt issuance costs related to the Notes in the amount of $5,691,000.

(5)
Pro forma reflects adjustments for (a) the estimated expenses incurred in the Offer in the amount of $1,100,000 and (b) the related loss on the Offer in the amount of $39,531,000. The expected accrued interest on December 20, 2006, is approximately $5 million, resulting in an estimated loss on the Offer of $38 million.

PRICE RANGE OF COMMON STOCK

        Our common stock is listed and traded on the NYSE under the symbol "RRI." The following table sets forth on a per share basis the reported high and low sales prices for our common stock, based on published financial sources, for the quarters indicated.

	Price Range of Common Stock
	High	Low
2004
First Quarter	$8.43	$6.61
Second Quarter	10.97	7.75
Third Quarter	11.60	8.81
Fourth Quarter	13.94	9.40
2005
First Quarter	$13.75	$10.97
Second Quarter	13.00	9.70
Third Quarter	15.52	12.20
Fourth Quarter	15.65	8.65
2006
First Quarter	$10.74	$9.57
Second Quarter	12.55	10.51
Third Quarter	13.58	11.64
Fourth Quarter (through November 21, 2006)	13.90	12.02

        On November 21, 2006, the reported last sale price for our common stock on the NYSE was $13.44 per share. Investors should obtain current market quotations before making any decision with respect to an investment in our common stock.

DIVIDEND POLICY

        We have never paid dividends. Our debt agreements restrict the payment of dividends. See note 6 to our consolidated financial statements contained in our 2005 Form 10-K.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

Year Ended December 31,
Nine Months Ended September 30, 2006(1)
		2005(2)	2004(3)
Ratio of earnings to fixed charges	—	—	—

(1)
For the nine months ended September 30, 2006, our earnings were insufficient to cover our fixed charges by $288 million and, as adjusted to reflect the consummation of the Offer, our earnings were insufficient to cover our fixed charges by $276 million.

(2)
For 2005, our earnings were insufficient to cover our fixed charges by $706 million and, as adjusted to reflect the consummation of the Offer, our earnings were insufficient to cover our fixed charges by $691 million.

(3)
For 2004, our earnings were insufficient to cover our fixed charges by $416 million.

        For the purpose of computing the ratio of earnings to fixed charges, earnings consist of (a) income (loss) from continuing operations before income taxes plus (b) fixed charges and amortization of capitalized interest plus (c) income (loss) of equity investments of unconsolidated subsidiaries plus (d) distributed income of equity investees less capitalized interest. Fixed charges consist of:

  •
  interest expense on all indebtedness;

  •
  interest capitalized; and

  •
  the portion of rental expense we believe is representative of interest.

SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION AND OTHER DATA

        The historical financial information presented below for the years ended December 31, 2003, 2004 and 2005 has been derived from our audited consolidated financial statements, which have been audited by Deloitte & Touche LLP, our former independent registered public accounting firm. The data as of September 30, 2006 and for the nine months ended September 30, 2006 and 2005 are derived from our unaudited consolidated financial statements. This information is only a summary and should be read together with our consolidated historical financial statements and management's discussion and analysis appearing in our annual reports on Form 10-K and quarterly reports on Form 10-Q.

        The pro forma consolidated statement of operations data for the year ended December 31, 2005 and the nine months ended September 30, 2006 give effect to the Offer as if it had been consummated on January 1, 2005 and January 1, 2006, respectively. The pro forma consolidated balance sheet information as of September 30, 2006 gives effect to the Offer as if it had been consummated on September 30, 2006. The pro forma consolidated financial data below is based upon available information and assumptions that we believe are reasonable; however, we can provide no assurance that the assumptions used in the preparation of the pro forma consolidated financial data are correct. The pro forma consolidated financial data is for illustrative and informational purposes only and is not intended to represent or be indicative of what our financial condition or results of operations would have been if the Offer had been consummated as of the dates noted above. The pro forma consolidated financial data also should not be considered representative of our future financial condition or results of operations.

						Pro Forma(1)
	Nine Months Ended September 30,
			Year Ended December 31,			Nine Months Ended September 30, 2006
							Year Ended December 31, 2005
	2006	2005	2005	2004	2003
	(Unaudited)		(dollars in thousands, except per share data)
Consolidated Statement of Operations Data:
Revenues:
Revenues(2)	$8,533,156	$7,111,730	$9,711,995	$8,098,222	$10,096,789	$8,533,156	$9,711,995

Expenses:
Purchased power, fuel and cost of gas sold(3)	7,473,913	5,877,446	8,365,921	6,564,137	7,911,615	7,473,913	8,365,921
Operation and maintenance	635,990	556,106	736,954	782,462	809,040	635,990	736,954
Selling, general and administrative	278,895	241,982	292,486	326,171	428,453	278,895	292,486
Western states and Cornerstone settlement	35,000	350,805	359,436	—	—	35,000	359,436
Loss on sale of receivables	—	—	—	33,741	37,613	—	—
Accrual for payment to CenterPoint Energy, Inc.	—	—	—	1,600	46,700	—	—
Gain on sale of counterparty claim	—	—	—	(30,000)	—	—	—
Gains on sale of assets and emission allowances, net	(159,787)	(115,793)	(168,114)	(19,834)	(2,819)	(159,787)	(168,114)
Wholesale energy goodwill impairment	—	—	—	—	985,000	—	—
Depreciation and amortization	279,853	336,530	445,871	453,042	356,845	279,853	445,871

Total operating expense	8,543,864	7,247,076	10,032,554	8,111,319	10,572,447	8,543,864	10,032,554

Operating Loss	(10,708)	(135,346)	(320,559)	(13,097)	(475,658)	(10,708)	(320,559)

Other Income (Expense):
Income (loss) of equity investments, net	3,655	23,185	25,458	(9,478)	(1,652)	3,655	25,458
Other, net	666	(22,817)	(22,672)	13,455	8,435	666	(22,672)
Interest expense(4)	(312,446)	(293,680)	(399,281)	(417,514)	(406,809)	(301,179)	(384,318)
Interest income	22,784	15,280	23,227	34,960	34,955	22,784	23,227

Total other expense	(285,341)	(278,032)	(373,268)	(378,577)	(365,071)	(274,074)	(358,305)

Loss from Continuing Operations Before Income Taxes	(296,049)	(413,378)	(693,827)	(391,674)	(840,729)	(284,782)	(678,864)
Income tax expense (benefit)(5)	(25,886)	(155,228)	(253,080)	(115,214)	75,092	(21,943)	(247,843)

Loss from Continuing Operations	(270,163)	(258,150)	(440,747)	(276,460)	(915,821)	$(262,839)	$(431,021)

Income (loss) from discontinued operations	(4,911)	61,655	110,799	239,800	(402,241)

Loss Before Cumulative Effect of Accounting Changes	(275,074)	(196,495)	(329,948)	(36,660)	(1,318,062)
Cumulative effect of accounting changes, net of tax	968	—	(608)	7,290	(24,055)

Net Loss	$(274,106)	$(196,495)	$(330,556)	$(29,370)	$(1,342,117)

Basic and Diluted Earnings (Loss) per Share:
Loss from continuing operations	$(0.88)	$(0.86)	$(1.46)	$(0.93)	$(3.12)	$(0.78)	$(1.30)

Income (loss) from discontinued operations	(0.01)	0.21	0.37	0.81	(1.37)

Loss before cumulative effect of accounting change	(0.89)	(0.65)	(1.09)	(0.12)	(4.49)
Cumulative effect of accounting changes, net of tax	—	—	—	0.02	(0.08)

Net Loss	$(0.89)	$(0.65)	$(1.09)	$(0.10)	$(4.57)

Weighted average number of common shares outstanding, basic and diluted(6)	306,804	301,587	302,409	297,527	293,655	335,627	331,232

(1)
Pro forma presentation assumes the exchange of all of the outstanding Notes into shares of our common stock pursuant to the Offer and excludes any non-recurring loss resulting directly from the Offer.

(2)
Includes unrealized gains on energy derivatives of $187,320,000 for the nine months ended September 30, 2006, unrealized losses on energy derivatives of $326,849,000 for the nine months ended September 30, 2005, and unrealized losses on energy derivatives of $218,081,000, $32,007,000 and $54,864,000 for the years ended December 31, 2005, 2004 and 2003, respectively.

(3)
Includes unrealized losses on energy derivatives of $467,288,000 for the nine months ended September 30, 2006, unrealized gains on energy derivatives of $235,483,000 for the nine months ended September 30, 2005, unrealized gains on energy derivatives of $25,846,000 and $7,270,000 for the years ended December 31, 2005 and 2003, respectively, and unrealized losses on energy derivatives of $192,395,000 for the year ended December 31, 2004.

(4)
Pro forma reflects a reduction in interest expense and amortization of debt issuance costs related to the Notes in the amount of $11,267,000 for the nine months ended September 30, 2006 and $14,963,000 for the year ended December 31, 2005.

(5)
Pro forma reflects the tax effect of pro forma adjustments at the statutory rate of 35% in the amount of $3,943,000 for the nine months ended September 30, 2006 and $5,237,000 for the year ended December 31, 2005.

(6)
Pro forma reflects the increase in the weighted average number of common shares outstanding during the period as a result of the Offer.

					Pro Forma(1)
		December 31,
	September 30, 2006				September 30 2006
		2005	2004	2003
	(Unaudited)	(in thousands, except per share data)
Consolidated Balance Sheet Data:
Cash and cash equivalents(2)	$66,670	$88,397	$105,054	$146,244	$24,320
Property, plant and equipment, net	5,778,343	5,934,060	6,437,761	7,642,828	5,778,343
Total assets(3)	11,630,881	13,568,806	12,194,024	13,296,831	11,582,840
Long-term debt(4)	4,095,470	4,317,427	3,938,857	4,913,834	3,820,470
Stockholders' equity(5)	3,696,573	3,863,693	4,386,354	4,371,799	3,925,251
Book value per common share	11.99				11.64

(1)
Pro forma presentation assumes the exchange of all of the outstanding Notes into shares of our common stock pursuant to the Offer and excludes any non-recurring loss resulting directly from the Offer.

(2)
Pro forma reflects adjustments for (a) the estimated expenses incurred in the Offer in the amount of $1,100,000 and (b) the payment of Additional Exchange Consideration of $41,250,000.

(3)
Pro forma reflects an adjustment for the write-off of unamortized debt issuance costs related to the Notes in the amount of $5,691,000.

(4)
Pro forma reflects an adjustment for the exchange of debt for equity and cash in the amount of $275,000,000.

(5)
Pro forma reflects adjustments for (a) the estimated expenses incurred in the Offer in the amount of $1,100,000 and (b) the related loss on the Offer in the amount of $39,531,000. The expected accrued interest on December 20, 2006, is approximately $5 million, resulting in an estimated loss on the Offer of $38 million.

DESCRIPTION OF CAPITAL STOCK

General

        The following descriptions are summaries of material terms of our common stock, preferred stock, restated certificate of incorporation and amended and restated bylaws. This summary is qualified by reference to our restated certificate of incorporation and amended and restated bylaws, copies of which have been filed with the SEC.

        Our authorized capital stock consists of 2,000,000,000 shares of common stock, par value $.001 per share, and 125,000,000 shares of preferred stock, par value $.001 per share. Of the 125,000,000 shares of preferred stock, 2,000,000 shares have been designated Series A preferred stock. As of November 20, 2006, there were 308,712,262 shares of common stock outstanding, no shares of common stock held in treasury and no outstanding shares of preferred stock.

Common Stock

        Each share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. There are no cumulative voting rights. Accordingly, holders of a majority of the total votes entitled to vote in an election of directors will be able to elect all of the directors standing for election. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of our common stock are entitled to dividends when, as and if declared by our board of directors out of funds legally available for that purpose. If we are liquidated, dissolved or wound up, the holders of our common stock will be entitled to a pro rata share in any distribution to stockholders, but only after satisfaction of all of our liabilities and of the prior rights of any outstanding series of our preferred stock. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

        Our board of directors has the authority, without stockholder approval, to issue shares of preferred stock from time to time in one or more series, and to fix the number of shares and terms of each such series. The board may determine the designation and other terms of each series, including:

  •
  dividend rates,

  •
  redemption rights,

  •
  liquidation rights,

  •
  sinking fund provisions,

  •
  conversion rights,

  •
  voting rights, and

  •
  any other designations, powers, preferences, rights, qualifications, limitations, or restrictions.

        The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of our common stock. It could also affect the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation.

        The issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could be used to discourage an attempt to obtain control of our company. For example, if, in the exercise of its fiduciary obligations, our board were to determine that a takeover proposal was not in our best interest, the board could authorize the issuance of a series of preferred stock containing class voting rights that would enable the holder or holders of the series to prevent or make the change of control transaction more difficult. Alternatively, a change of control transaction deemed by the board to be in our best interest could be facilitated by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders.

        Holders of our common stock may purchase shares of our Series A preferred stock if the rights associated with their common stock are exercisable and the holders exercise the rights. Please read the "—Stockholder Rights Plan" section below.

Series A Preferred Stock

        Our Series A preferred stock ranks junior to all other series of our preferred stock, and senior to our common stock with respect to dividend and liquidation rights. If we liquidate, dissolve or wind up, we may not make any distributions to holders of our common stock unless we first pay holders of our Series A preferred stock an amount equal to:

  •
  $1,000 per share, plus

  •
  accrued and unpaid dividends and distributions on our Series A preferred stock, whether or not declared, to the date of such payment.

        If the dividends or distributions payable on our Series A preferred stock are in arrears, we may not:

  •
  declare or pay dividends on,

  •
  make any other distributions on,

  •
  redeem,

  •
  purchase, or

  •
  otherwise acquire for consideration, any shares of our common stock or our Series A preferred stock, until we have paid all such unpaid dividends or distributions, except in accordance with a purchase offer to all holders of our Series A preferred stock upon terms that our board of directors determines will be fair and equitable.

        We may redeem shares of our Series A preferred stock at any time at a redemption price determined in accordance with the provisions of our certificate of incorporation.

        Holders of shares of our Series A preferred stock are entitled to vote together with holders of our common stock as one class on all matters submitted to a vote of our stockholders. Each share of our Series A preferred stock entitles its holder to a number of votes equal to the "adjustment number" specified in our restated certificate of incorporation. The adjustment number is initially equal to 1,000 and is subject to adjustment in the event we:

  •
  declare any dividend on our common stock payable in shares of common stock,

  •
  subdivide our outstanding shares of common stock, or

  •
  combine our outstanding shares of common stock into a smaller number of shares.

Anti-takeover Effects of Delaware Laws and Our Charter and Bylaw Provisions

        Some provisions of Delaware law and our restated certificate of incorporation and bylaws could make the following more difficult:

  •
  acquisition of us by means of a tender offer,

  •
  acquisition of control of us by means of a proxy contest or otherwise, or

  •
  removal of our incumbent officers and directors.

        These provisions, as well as our stockholder rights plan and our ability to issue preferred stock, are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.

Charter and Bylaw Provisions

        Election and Removal of Directors.    Our board of directors may be comprised of between one (1) and fifteen (15) directors, the exact number to be fixed from time to time by resolution of our board of directors. Currently, our board of directors has eight (8) members. Our board of directors is divided into three (3) classes. The directors in each class will serve for a three-year term, with only one class being elected each year by our stockholders. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of our directors. In addition, no director may be removed except for cause, and directors may be removed for cause by a majority of the shares then entitled to vote at an election of directors. Any vacancy occurring on the board of directors and any newly created directorship may only be filled by a majority of the remaining directors in office.

        Stockholder Meetings.    Our restated certificate of incorporation and our bylaws provide that special meetings of our stockholders may be called only by the chairman of our board of directors, our president and chief executive officer, or a majority of the board of directors. In addition, our restated certificate of incorporation and our bylaws specifically deny any power of any other person to call a special meeting.

        Elimination of Stockholder Action by Written Consent.    Our restated certificate of incorporation and our bylaws provide that holders of our common stock will not be able to act by written consent without a meeting.

        Amendment of Certificate of Incorporation.    The provisions of our restated certificate of incorporation described above under "—Election and Removal of Directors", "—Stockholder Meetings" and "—Elimination of Stockholder Action by Written Consent" may be amended only by the affirmative vote of holders of at least 66 2/3% of the voting power of outstanding shares of our capital stock entitled to vote in the election of directors, voting together as a single class.

        Amendment of Bylaws.    Our restated certificate of incorporation provides that our board of directors has the power to alter, amend or repeal our bylaws or adopt new bylaws by the affirmative vote of at least 80% of all directors then in office at any regular or special meeting of the board of directors called for that purpose. This provision is subject to repeal or change only by the affirmative vote of holders of at least 80% of the voting power of all outstanding shares of our capital stock entitled to vote in the election of directors, voting together as a single class.

        Other Limitations of Stockholder Actions.    Our bylaws also impose some procedural requirements on stockholders who wish to:

  •
  make nominations in the election of directors, or

  •
  propose any other business to be brought before an annual or special meeting of stockholders.

        With respect to special meetings of stockholders, our bylaws provide that only such business shall be conducted as shall have been stated in the notice of the meeting or shall otherwise have been brought before the meeting by or at the direction of the chairman of the meeting or the board of directors.

        Under these procedural requirements, in order to bring a proposal or nomination before an annual meeting of stockholders, or in order to bring a nomination before a meeting of stockholders, a stockholder must deliver timely notice to our corporate secretary along with the following:

  •
  a description of the business or nomination to be brought before the meeting and the reasons for conducting such business at the meeting,

  •
  the stockholder's name and address,

  •
  the number of shares beneficially owned by the stockholder and evidence of such ownership,

  •
  the names, addresses and number of shares beneficially owned by all persons with whom the stockholder is acting in concert and a description of all arrangements and understandings with such persons, and

  •
  a representation that the stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.

        To be timely, a stockholder must deliver notice:

  •
  of a nomination or other business in connection with an annual meeting of stockholders, not less than 90 nor more than 120 days prior to the date on which the immediately preceding year's annual meeting of stockholders was held, or

  •
  of a nomination in connection with a special meeting of stockholders, not less than 40 nor more than 60 days prior to the date of the special meeting.

        In order to submit a nomination for our board of directors, a stockholder must also submit information with respect to the nominee that we would be required to include in a proxy statement, as well as some other information. If a stockholder fails to follow the required procedures, the stockholder's nominee or proposal will be ineligible and will not be voted on by our stockholders.

        Limitation on Liability of Directors.    Our restated certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by law, as in effect from time to time. Currently, Delaware law requires that liability be imposed for the following:

  •
  any breach of the director's duty of loyalty to our company or our stockholders,

  •
  any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law,

  •
  unlawful payments of dividends or unlawful stock repurchases or redemptions, and

  •
  any transaction from which the director derived an improper personal benefit.

        Our bylaws provide that, to the fullest extent permitted by law, we will indemnify any officer or director of our company against all damages, claims and liabilities arising out of the fact that the person is or was our director or officer, or served any other enterprise at our request as a director, officer, employee, agent or fiduciary. We will reimburse the expenses, including attorneys' fees, incurred by a person indemnified by this provision when we receive an undertaking to repay such amounts if it is ultimately determined that the person is not entitled to be indemnified by us. Amending this provision will not reduce our indemnification obligations relating to actions taken before an amendment.

Stockholder Rights Plan

        Each share of common stock includes one right to purchase from us a unit consisting of one-thousandth of a share of our Series A preferred stock at a purchase price of $150.00 per unit, subject to adjustment. The rights are issued pursuant to a rights agreement between us and JP Morgan Chase Bank, as successor to The Chase Manhattan Bank, as rights agent. We have summarized selected portions of the rights agreement and the rights below. For a complete description of the rights, we encourage you to read the summary below and the rights agreement, which may be examined, and copies may be obtained, at the same places and in the same manner as is set forth under the caption "Where You Can Find More Information."

        Detachment of Rights; Exercisability.    The rights are evidenced by the certificates representing our currently outstanding common stock and all common stock certificates we issue prior to the "distribution date". That date will occur, except in some cases, on the earlier of:

  •
  ten days following a public announcement that a person or group of affiliated or associated persons, who we refer to collectively as an "acquiring person", has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of our common stock, or

  •
  ten business days following the start of a tender offer or exchange offer that would result in a person becoming an acquiring person.

        Our board of directors may defer the distribution date in some circumstances. Also, some inadvertent acquisitions of our common stock will not result in a person becoming an acquiring person if the person promptly divests itself of sufficient common stock.

        Until the distribution date:

  •
  common stock certificates will evidence the rights,

  •
  the rights will be transferable only with those certificates,

  •
  new common stock certificates will contain a notation incorporating the rights agreement by reference, and

  •
  the surrender for transfer of any common stock certificate will also constitute the transfer of the rights associated with the common stock represented by the certificate.

        The rights are not exercisable until the distribution date and will expire at the close of business on January 15, 2011, unless we redeem or exchange them at an earlier date as described below or we extend the expiration date prior to January 15, 2011.

        As soon as practicable after the distribution date, the rights agent will mail certificates representing the rights to holders of record of common stock as of the close of business on the distribution date. From that date on, only separate rights certificates will represent the rights. We will issue rights with all shares of common stock issued prior to the distribution date. We will also issue rights with shares of common stock issued after the distribution date in connection with some employee benefit plans or upon conversion of some securities. Except as otherwise determined by our board of directors, we will not issue rights with any other shares of common stock issued after the distribution date.

        Flip-In Event.    A "flip-in event" will occur under the rights agreement when a person becomes an acquiring person otherwise than pursuant to a "permitted offer". The rights agreement defines "permitted offer" as a tender or exchange offer for all outstanding shares of our common stock at a price and on terms that a majority of the independent directors on our board of directors determines to be fair to and otherwise in our best interests and the best interests of our stockholders.

        If a flip-in event occurs, each right, other than any right that has become null and void as described below, will become exercisable to receive the number of shares of common stock, or in some specified circumstances, cash, property or other securities, which has a "current market price" equal to two times the exercise price of the right. Please refer to the rights agreement for the definition of "current market price".

        Flip-Over Event.    A "flip-over event" will occur under the rights agreement when, at any time from and after the time a person becomes an acquiring person:

  •
  we are acquired by any person or we acquire any person in a merger or other business combination transaction, other than specified mergers that follow a permitted offer, or

  •
  50% or more of our assets, cash flow or earning power is sold, leased or transferred.

        If a flip-over event occurs, each holder of a right, except rights that are voided as described below, will thereafter have the right to receive, on exercise of the right, a number of shares of common stock of the acquiring company that has a current market price equal to two times the exercise price of the right.

        When a flip-in event or a flip-over event occurs, all rights that then are, or under the circumstances the rights agreement specifies previously were, beneficially owned by an acquiring person or specified related parties will become null and void in the circumstances the rights agreement specifies.

        Series A Preferred Stock.    After the distribution date, each right will entitle the holder to purchase a fractional share of our Series A preferred stock, which will be essentially the economic equivalent of one share of common stock. Please refer to the "—Preferred Stock—Series A Preferred Stock" section above for additional information about our Series A preferred stock.

        Antidilution.    The number of rights associated with a share of outstanding common stock, the number of fractional shares of Series A preferred stock issuable upon exercise of a right and the exercise price of the right are subject to adjustment in the event of a stock dividend on, or a subdivision, combination or reclassification of, our common stock occurring prior to the distribution date. The exercise price of the rights and the number of fractional shares of Series A preferred stock or other securities or property issuable on exercise of the rights are subject to adjustment from time to time to prevent dilution in the event of some specified transactions affecting the Series A preferred stock.

        With some exceptions, we will not be required to adjust the exercise price of the rights until cumulative adjustments amount to at least 1% of the exercise price. The rights agreement also will not require us to issue fractional shares of Series A preferred stock that are not integral multiples of the specified fractional share and, in lieu thereof, we will make a cash payment based on the market price of the Series A preferred stock on the last trading date prior to the date of exercise. Pursuant to the rights agreement, we reserve the right to require prior to the occurrence of any flip-in event or flip-over event that, on any exercise of rights, a number of rights be exercised so that we will issue only whole shares of Series A preferred stock.

        Redemption of Rights.    At any time until the time a person becomes an acquiring person, we may redeem the rights in whole, but not in part, at a price of $.005 per right, payable, at our option, in cash, shares of common stock or such other consideration as our board of directors may determine. Upon such redemption, the rights will terminate and the only right of the holders of rights will be to receive the $.005 redemption price.

        Exchange of Rights.    At any time after the occurrence of a flip-in event and prior to a person becoming the beneficial owner of 50% or more of our outstanding common stock or the occurrence of a flip-over event, we may exchange the rights, other than rights owned by an acquiring person or an affiliate or an associate of an acquiring person, which will have become void, in whole or in part, at an exchange ratio of one share of common stock, and/or other equity securities deemed to have the same value as one share of common stock, per right, subject to adjustment.

        Substitution.    If we have an insufficient number of authorized but unissued shares of common stock available to permit an exercise or exchange of rights upon the occurrence of a flip-in event, we may substitute other specified types of property for common stock so long as the total value received by the holder of the rights is equivalent to the value of the shares of common stock that the stockholder would otherwise have received. We may substitute cash, property, equity securities or debt, reduce the exercise price of the rights or use any combination of the foregoing.

        No Rights as a Stockholder; Taxes.    Until a right is exercised, a holder of rights will have no rights to vote or receive dividends or any other rights as a stockholder of our common stock. Stockholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for our common stock, or other consideration, or for the common stock of the acquiring company or are exchanged as described above.

        Amendment of Terms of Rights.    Our board of directors may amend any of the provisions of the rights agreement, other than some specified provisions relating to the principal economic terms of the rights and the expiration date of the rights, at any time prior to the time a person becomes an acquiring person. Thereafter, our board of directors may only amend the rights agreement in order to cure any ambiguity, defect or inconsistency or to make changes that do not materially and adversely affect the interests of holders of the rights, excluding the interests of any acquiring person.

        Rights Agent.    JP Morgan Chase Bank, as successor to The Chase Manhattan Bank, serves as rights agent with regard to the rights.

        Anti-takeover Effects.    The rights will have anti-takeover effects. They will cause substantial dilution to any person or group that attempts to acquire us without the approval of our board of directors. As a result, the overall effect of the rights may be to make more difficult or discourage any attempt to acquire us even if such acquisition may be favorable to the interests of our stockholders. Because our board of directors can redeem the rights or approve a permitted offer, the rights should not interfere with a merger or other business combination approved by our board of directors.

Delaware Anti-takeover Law

        We are subject to Section 203 of the Delaware General Corporation Law.

        Section 203 prohibits Delaware corporations from engaging in a wide range of specified transactions with any interested stockholder. An interested stockholder is any person, other than the corporation and any of its majority- owned subsidiaries, who owns 15% or more of any class or series of stock entitled to vote generally in the election of directors. Section 203 may tend to deter any potential unfriendly offers or other efforts to obtain control of our company that are not approved by our board. This may deprive the stockholders of opportunities to sell shares of our common stock at prices higher than the prevailing market price.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain United States federal income tax considerations relating to the exchange of the Notes pursuant to the Offer and of the ownership and disposition of any common stock received upon such exchange. This summary is based upon existing United States federal income tax law, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of United States federal income taxation which may be important to particular investors in light of their individual circumstances, such as Non-U.S. Holders (as defined below), partnerships or their partners, investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, and tax-exempt organizations) persons that have held the Notes or the common stock as part of a straddle, hedge, conversion transaction, constructive sale, or integrated transaction for United States federal income tax purposes, or U.S. Holders (as defined below) that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss any foreign, state, or local tax considerations. This summary is written for holders that have held their Notes and will hold their stock as "capital assets" under the Internal Revenue Code of 1986, as amended (the "Code"). Each prospective investor is urged to consult its tax advisor regarding the United States federal, state, local, and foreign income and other tax consequences of the exchange of Notes and the ownership and disposition of the common stock received upon such exchange.

        For purposes of this summary, a "U.S. Holder" is a beneficial owner of a Note that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created in or organized under the law of the United States or any state or political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and with respect to which one or more United States persons has the authority to control all substantial decisions of the trust, or (B) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person. A beneficial owner of a Note that is not a U.S. Holder or a partnership is referred to herein as a "Non-U.S. Holder." If a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of Notes or common stock, the treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A holder of Notes or common stock that is a partnership and partners in such a partnership are urged to consult their tax advisors about the United States federal income tax consequences of exchanging Notes in the Offer and holding and disposing of common stock received upon an exchange of Notes.

        We intend to take the position that the Additional Exchange Consideration constitutes a portion of the consideration holders receive in exchange for the exchanged Notes. There can be no assurance, however, that the Internal Revenue Service, or IRS, will not attempt to treat a portion of the Additional Exchange Consideration as separate consideration for consenting to the exchange. If the Additional Exchange Consideration were so treated, the Additional Exchange Consideration would be treated as ordinary income. Holders should consult their tax advisers as to the proper treatment of the Additional Exchange Consideration. The remainder of this discussion assumes that the Additional Exchange Consideration constitutes a portion of the consideration holders receive in exchange for the Notes.

  Exchange of Notes into Stock pursuant to the Offer

        The exchange of Notes into stock pursuant to the Offer should be treated as a recapitalization. Therefore, the U.S. Holder will not recognize any loss upon the exchange but should recognize gain on the exchange in an amount equal to the lesser of (i) the excess, if any, of the amount of cash (other than amounts of cash attributable to accrued interest, which will be treated as such, and cash in lieu of a fractional share) and fair market value of the common stock received over the U.S. Holder's adjusted tax basis in the Notes surrendered for exchange (excluding the portion of the tax basis that is allocable to any fractional share) and (ii) the amount of cash received (other than cash attributable to accrued interest and cash in lieu of a fractional share). Accordingly, a U.S. Holder's tax basis in the common stock received in such an exchange should be the same as the U.S. Holder's adjusted tax basis in the Notes surrendered (excluding the portion of the tax basis that is allocable to any fractional share), increased by the amount of gain recognized (other than with respect to a fractional share) and decreased by the amount of cash received (other than with respect to a fractional share and accrued interest), and a U.S. Holder's holding period for such common stock should include the U.S. Holder's holding period for the Notes that were exchanged. The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share should be equal to the difference between the amount of cash a U.S. Holder will receive in respect of the fractional share and the portion of the U.S. Holder's tax basis in the Note that is allocable to the fractional share. Any gain recognized on the exchange generally should be capital gain and should be long-term capital gain if, at the time of the exchange, the Note has been held for more than one year. Depending on a Holder's particular circumstances, the receipt of cash may be taxed as ordinary income. Holders are urged to consult with their own tax advisors concerning such matters.

  Market Discount

        If a U.S. Holder acquired a Note for an amount that is less than its stated principal amount, the amount of such difference is treated as "market discount" for U.S. federal income tax purposes, subject to a de minimis exception. In general, a U.S. Holder that exchanges a Note with market discount must treat any gain recognized on such exchange as described above as interest income to the extent of the market discount that accrued during the U.S. holder's period of ownership, unless the U.S. Holder had elected to include the market discount in income as it accrued. Any market discount that had accrued on a Note at the time of the exchange, and that is in excess of the gain recognized on the exchange, as described above, generally will be taxable as ordinary income upon the disposition of the common stock received upon such exchange.

  Dividends on Common Stock

        If we make cash distributions on our common stock, the distributions generally will be treated as dividends to a U.S. Holder of our common stock to the extent of our current and accumulated earnings and profits as determined under United States federal income tax principles at the end of the tax year of the distribution, then as a tax-free return of capital to the extent of the U.S. Holder's adjusted tax basis in the common stock, and thereafter as gain from the sale or exchange of that stock. Eligible dividends received by a non-corporate U.S. Holder in tax years beginning on or before December 31, 2010 will be subject to tax at the special reduced rate generally applicable to long-term capital gain. A U.S. Holder will generally be eligible for this reduced rate only if the U.S. Holder has held our common stock for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date.

  Disposition of Common Stock

        Subject to the above discussion under "—Market Discount," upon the sale or other disposition of our common stock received upon exchange of a Note, a U.S. Holder will generally recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale or other disposition and (ii) the U.S. Holder's adjusted tax basis in our common stock. That capital gain or loss will be long-term if the U.S. Holder's holding period in respect of such common stock is more than one year. For a discussion of a U.S. Holder's holding period in respect of common stock received in exchange for the Notes, see above under "—Exchange of Notes into Stock pursuant to the Offer." Long-term capital gain is eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

INTEREST OF DIRECTORS AND EXECUTIVE OFFICERS OF RELIANT ENERGY

        To our knowledge, none of our directors, executive officers, principal stockholders or affiliates beneficially own any Notes. Neither we nor any of our affiliates, subsidiaries, directors or executive officers have engaged in any transaction in the Notes during the 60 business days prior to the date of this Offering Circular.

FINANCIAL ADVISOR, INFORMATION AGENT AND EXCHANGE AGENT

        We have retained Banc of America Securities LLC ("Banc of America") to act as our Financial Advisor in connection with the Offer. In such capacity, Banc of America will perform certain services, including assisting the Company in structuring the Offer and preparing documentation relating to the Offer.

        We have retained Global Bondholder Services Corporation to act as the Information Agent and Wilmington Trust Company to act as the Exchange Agent in connection with the Offer.

        We have agreed to pay the Financial Advisor, the Information Agent and the Exchange Agent customary fees for their services in connection with the Offer. We have agreed to reimburse the Financial Advisor for its out-of-pocket expenses, including reasonable fees and disbursements of its counsel, and to reimburse the Information Agent and the Exchange Agent for certain out-of-pocket expenses, including reasonable fees and disbursements of its counsel. We will also indemnify the Financial Advisor, the Information Agent and the Exchange Agent against certain liabilities, including liabilities under the federal securities laws. We will not pay any fee or commission to the Financial Advisor, the Information Agent, the Exchange Agent or any other persons for the solicitation of tenders of Notes pursuant to the Offer.

        All questions regarding the information in this Offering Circular or the Offer, should be directed to us or our Information Agent at the telephone numbers or addresses listed on the back cover of this Offering Circular

        All completed Letters of Transmittal should be directed to our Exchange Agent at the address set forth on the back cover of this Offering Circular. All questions regarding the procedures for tendering in the Offer and requests for assistance in tendering your Notes should also be directed to our Exchange Agent at the telephone number or the address on the back cover of this Offering Circular.

        DELIVERY OF A LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN THE ADDRESS LISTED ON THE BACK COVER OF THIS OFFERING CIRCULAR OR TRANSMISSION OF INSTRUCTIONS BY FACSIMILE OTHER THAN AS SET FORTH ABOVE IS NOT VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

MISCELLANEOUS

        We are not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the Note holders residing in such jurisdiction.

        Pursuant to Rule 13e-4 of the General Rules and Regulations under the Exchange Act, we have filed with the SEC an Issuer Tender Offer Statement on Schedule TO which contains additional information with respect to the Offer. Such Schedule TO, including the exhibits and any amendments thereto, may be examined, and copies may be obtained, at the same places and in the same manner as is set forth under the caption "Where You Can Find More Information."

FEES AND EXPENSES

        We have available cash on hand to pay the Additional Exchange Consideration, which includes accrued and unpaid interest on the Notes, and the total estimated fees and expenses to be incurred by us in connection with the Offer. Assuming all of the Notes are tendered for exchange, we expect that the total amount of accrued and unpaid interest on the Notes will be approximately $5 million (as of December 20, 2006) and debt exchange expense related to the Offer will be approximately $38 million, including the fees and expenses relating to the Offer of approximately $1.1 million.

        We will pay all transfer taxes, if any, applicable to the exchange of Notes and payment of the Additional Exchange Consideration, which includes accrued and unpaid interest pursuant to the Offer. If, however, a transfer tax is imposed for any reason other than the exchange of Notes or payment of the Additional Exchange Consideration, which includes accrued and unpaid interest pursuant to the Offer, then the amount of the transfer taxes, whether imposed on the holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of these taxes or exemption is not submitted with the Letter of Transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC's public reference room facility located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including us, that file documents with the SEC electronically through the SEC's electronic data gathering, analysis and retrieval system known as EDGAR.

        Our common stock is listed on the NYSE under the symbol "RRI." Our reports, proxy statements and other information may also be reviewed at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

        This Offering Circular incorporates by reference important business and financial information that we file with the SEC and that we are not including in or delivering with this Offering Circular. As the SEC allows, incorporated documents are considered part of this Offering Circular, and we can disclose important information to you by referring you to those documents.

        We incorporate by reference the documents listed below, to the extent they have been filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2005 (except for the financial statements of our subsidiaries included in our Form 10-K pursuant to Item 3-16 of Regulation S-X);

  •
  our Quarterly Reports on Form 10-Q for the periods ended March 31, 2006, June 30, 2006 and September 30, 2006;

  •
  our Current Reports on Form 8-K filed on February 8, 2006 (with respect to Items 1.01 and 5.02 only); February 27, 2006; March 10, 2006; March 15, 2006 (with respect to Item 1.01 only); March 22, 2006; April 18, 2006; May 22, 2006; May 25, 2006; August 24, 2006; and

    September 25, 2006 (with respect to Items 1.01 and 2.03 only); and Form 8-K/A filed on March 29, 2006; and

  •
  the description of our common stock as set forth on in a registration statement on Form 8-A, filed on April 27, 2001, as amended by Amendment No. 1 thereto on Form 8-A/A, filed on May 1, 2001.

        We also incorporate by reference all documents to the extent they have been filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Offering Circular and on or prior to the earlier of the exchange date or the termination date of the Offer. Information in this Offering Circular supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this Offering Circular and the incorporated documents.

        You should rely only on the information contained in or incorporated by reference into this Offering Circular. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making the Offer in any jurisdiction where the Offer is not permitted. You should assume that the information appearing in this Offering Circular is accurate as of the date hereof only. Our business, financial condition, results of operations and prospects may change after that date.

        We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this Offering Circular, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to us or our Information Agent:

Company:	Information Agent:
Reliant Energy, Inc. 1000 Main Street Houston, Texas 77002 (713) 497-3000 Attn: Michael L. Jines, Esq. Senior Vice President, General Counsel and Corporate Secretary	Global Bondholder Services Corporation 65 Broadway—Suite 704 New York, New York 10006 Attn: Corporate Actions Banks and Brokers call: (212) 430-3774 Toll-free: (866) 804-2200

        In order to tender, a holder should send or deliver a properly completed and signed Letter of Transmittal and any other required documents to the Exchange Agent at its address set forth below or tender by book-entry transfer and delivery of an agent's message pursuant to DTC's Automated Tender Offer Program.

The Exchange Agent for the Offer is:

Wilmington Trust Company

By Registered or Certified Mail, Hand Delivery or Overnight Courier:	By Facsimile:
Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, Delaware 19890-1626 Attn: Alisha Clendaniel	(302) 636-4139

To Confirm by Telephone:

(302) 636-6470

        Any questions or requests for assistance or for additional copies of this Offering Circular, the Letter of Transmittal or related documents may be directed to the Information Agent at its telephone number set forth below.

The Information Agent for the Offer is:

Global Bondholder Services Corporation
65 Broadway—Suite 704
New York, New York 10006
Attn: Corporate Actions

Banks and Brokers call: (212) 430-3774
Toll-free: (866) 804-2200